Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2007 and	Registration No. 333-145845
Prospectus Supplement dated September 4, 2007)	September 11, 2007

Barclays Bank PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: September 28, 2007

•	Initial valuation date: September 25, 2007

•	Final valuation date: March 25, 2008

•	Maturity date: March 28, 2008

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡	The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Arch Coal, Inc.	TBD	FWP-8	ACI	TBD	15.50%	80.00%	TBD	TBD	TBD	TBD	E-1011	06738GSQ4/ US06738GSQ46

Advanced Micro Devices, Inc.	TBD	FWP-10	AMD	TBD	20.00%	70.00%	TBD	TBD	TBD	TBD	E-1012	06738GSR2/ US06738GSR29

AnnTaylor Stores Corporation	TBD	FWP-12	ANN	TBD	11.50%	80.00%	TBD	TBD	TBD	TBD	E-1013	06738GSS0/ US06738GSS02

bebe stores, inc.	TBD	FWP-14	BEBE	TBD	12.25%	70.00%	TBD	TBD	TBD	TBD	E-1014	06738GST8/ US06738GST84

The Bank of New York Company, Inc.	TBD	FWP-16	BK	TBD	9.50%	80.00%	TBD	TBD	TBD	TBD	E-1015	06738GSU5/ US06738GSU57

Boston Scientific Corporation	TBD	FWP-18	BSX	TBD	14.50%	75.00%	TBD	TBD	TBD	TBD	E-1016	06738GSV3/ US06738GSV31

CB Richard Ellis Group, Inc	TBD	FWP-20	CBG	TBD	20.00%	80.00%	TBD	TBD	TBD	TBD	E-1017	06738GSW1/ US06738GSW14

Circuit City Stores, Inc.	TBD	FWP-22	CC	TBD	13.25%	70.00%	TBD	TBD	TBD	TBD	E-1018	06738GSX9/ US06738GSX96

Celgene Corporation	TBD	FWP-24	CELG	TBD	11.00%	75.00%	TBD	TBD	TBD	TBD	E-1019	06738GSY7/ US06738GSY79

Chico’s FAS, Inc.	TBD	FWP-26	CHS	TBD	11.75%	70.00%	TBD	TBD	TBD	TBD	E-1020	06738GSZ4/ US06738GSZ45

Ciena Corporation	TBD	FWP-28	CIEN	TBD	13.25%	70.00%	TBD	TBD	TBD	TBD	E-1021	06738GTA8/ US06738GTA84

Comcast Corporation	TBD	FWP-30	CMCSA	TBD	9.50%	80.00%	TBD	TBD	TBD	TBD	E-1022	06738GTB6/ US06738GTB67

COACH, Inc.	TBD	FWP-32	COH	TBD	11.25%	80.00%	TBD	TBD	TBD	TBD	E-1023	06738GTC4/ US06738GTC41

ConocoPhillips	TBD	FWP-34	COP	TBD	11.25%	85.00%	TBD	TBD	TBD	TBD	E-1024	06738GTD2/ US06738GTD24

Coldwater Creek Inc.	TBD	FWP-36	CWTR	TBD	18.00%	70.00%	TBD	TBD	TBD	TBD	E-1025	06738GTE0/ US06738GTE07

Diamond Offshore Drilling, Inc.	TBD	FWP-38	DO	TBD	12.00%	80.00%	TBD	TBD	TBD	TBD	E-1026	06738GTF7/ US06738GTF71

Energy Conversion Devices, Inc.	TBD	FWP-40	ENER	TBD	17.50%	70.00%	TBD	TBD	TBD	TBD	E-1027	06738GTG5/ US06738GTG54

Frontier Oil Corporation	TBD	FWP-42	FTO	TBD	16.00%	75.00%	TBD	TBD	TBD	TBD	E-1028	06738GTH3/ US06738GTH38

Global Industries, Ltd.	TBD	FWP-44	GLBL	TBD	15.25%	75.00%	TBD	TBD	TBD	TBD	E-1029	06738GTJ9/ US06738GTJ93

Grant Prideco, Inc.	TBD	FWP-46	GRP	TBD	14.25%	75.00%	TBD	TBD	TBD	TBD	E-1030	06738GTK6/ US06738GTK66

The Home Depot, Inc.	TBD	FWP-48	HD	TBD	10.50%	80.00%	TBD	TBD	TBD	TBD	E-1031	06738GTL4/ US06738GTL40

Intel Corporation	TBD	FWP-50	INTC	TBD	10.00%	80.00%	TBD	TBD	TBD	TBD	E-1032	06738GTM2/ US06738GTM23

JPMorgan Chase & Co.	TBD	FWP-52	JPM	TBD	12.40%	80.00%	TBD	TBD	TBD	TBD	E-1033	06738GTN0/ US06738GTN06

Lowe’s Companies, Inc.	TBD	FWP-54	LOW	TBD	9.25%	80.00%	TBD	TBD	TBD	TBD	E-1034	06738GTP5/ US06738GTP53

Moody’s Corporation	TBD	FWP-56	MCO	TBD	14.50%	70.00%	TBD	TBD	TBD	TBD	E-1035	06738GTQ3/ US06738GTQ37

Merrill Lynch & Co., Inc.	TBD	FWP-58	MER	TBD	11.75%	75.00%	TBD	TBD	TBD	TBD	E-1036	06738GTR1/ US06738GTR10

Micron Technology, Inc.	TBD	FWP-60	MU	TBD	12.25%	75.00%	TBD	TBD	TBD	TBD	E-1037	06738GTS9/ US06738GTS92

Nabors Industries Ltd.	TBD	FWP-62	NBR	TBD	10.25%	80.00%	TBD	TBD	TBD	TBD	E-1038	06738GTT7/ US06738GTT75

Netflix, Inc.	TBD	FWP-64	NFLX	TBD	16.25%	75.00%	TBD	TBD	TBD	TBD	E-1039	06738GTU4/ US06738GTU49

NutriSystem Inc.	TBD	FWP-66	NTRI	TBD	18.00%	70.00%	TBD	TBD	TBD	TBD	E-1040	06738GTV2/ US06738GTV22

QUALCOMM Incorporated	TBD	FWP-68	QCOM	TBD	11.50%	75.00%	TBD	TBD	TBD	TBD	E-1041	06738GTW0/ US06738GTW05

Saks Incorporated	TBD	FWP-70	SKS	TBD	11.25%	75.00%	TBD	TBD	TBD	TBD	E-1042	06738GTX8/ US06738GTX87

Schlumberger N.V. (Schlumberger Limited)	TBD	FWP-72	SLB	TBD	12.50%	80.00%	TBD	TBD	TBD	TBD	E-1043	06738GTY6/ US06738GTY60

SanDisk Corporation	TBD	FWP-74	SNDK	TBD	18.25%	80.00%	TBD	TBD	TBD	TBD	E-1044	06738GTZ3/ US06738GTZ36

Tellabs, Inc.	TBD	FWP-76	TLAB	TBD	10.25%	75.00%	TBD	TBD	TBD	TBD	E-1045	06738GUA6/ US06738GUA65

Washington Mutual, Inc.	TBD	FWP-78	WM	TBD	16.00%	70.00%	TBD	TBD	TBD	TBD	E-1046	06738GUC2/ US06738GUC22

Exxon Mobil Corporation	TBD	FWP-80	XOM	TBD	10.50%	85.00%	TBD	TBD	TBD	TBD	E-1047	06738GUD0/ US06738GUD05

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007 and the prospectus supplement dated September 4, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

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•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

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There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded fund. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

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On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2006, we operated 21 active mines located in each of the three major low sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to producers of electric power, steel producers and industrial facilities. The Company focuses on mining, processing and marketing bituminous and sub-bituminous coal with low sulfur content. At December 31, 2006, the Company estimates that its proven and probable coal reserves had an average heat value of approximately 9,924 Btu’s and an average sulfur content of approximately 0.60%. Because of these characteristics, the Company estimate that is approximately 79.8% of their proven and probable coal reserves consists of compliance coal. The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$13.75	$7.03	$7.80
December 31, 2001	$11.91	$7.67	$11.35
March 29, 2002	$12.04	$8.90	$10.69
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 7, 2007*	$37.00	$27.76	$31.01

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $31.01

Protection level: 80.00%

Protection price: $24.81

Physical delivery amount: 32($1,000/Initial price)

Fractional shares: 0.247662

Coupon: 15.50% per annum

Maturity: March 28, 2008

Dividend yield: 0.85% per annum

Coupon amount monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.75%	100.43%
+90%	7.75%	90.43%
+80%	7.75%	80.43%
+70%	7.75%	70.43%
+60%	7.75%	60.43%
+50%	7.75%	50.43%
+40%	7.75%	40.43%
+30%	7.75%	30.43%
+20%	7.75%	20.43%
+10%	7.75%	10.43%
+5%	7.75%	5.43%

0%	7.75%	0.43%

	Protection Price Ever Breached?
	NO	YES
-5%	7.75%	2.75%	-4.57%
-10%	7.75%	-2.25%	-9.57%
-20%	7.75%	-12.25%	-19.57%
-30%	N/A	-22.25%	-29.57%
-40%	N/A	-32.25%	-39.57%
-50%	N/A	-42.25%	-49.57%
-60%	N/A	-52.25%	-59.57%
-70%	N/A	-62.25%	-69.57%
-80%	N/A	-72.25%	-79.57%
-90%	N/A	-82.25%	-89.57%
-100%	N/A	-92.25%	-99.57%

FWP-7

Advanced Micro Devices, Inc.

According to publicly available information, Advanced Micro Devices, Inc. (the “Company”) is a global semiconductor company with facilities around the world. It provides processing solutions for the computing, graphics and consumer electronics markets.

On October 25, 2006, the Company completed its acquisition of ATI pursuant to an Acquisition Agreement, dated as of July 23, 2006, by and among AMD, 1252986 Alberta ULC, and ATI, whereby ATI became the Company’s indirect, wholly-owned subsidiary. As a result of the acquisition, the Company began to supply 3D graphics, video and multimedia products and chipsets for personal computers, or PCs, including desktop and notebook PCs, professional workstations and servers and products for consumer electronic devices such as mobile phones, digital TVs and game consoles.

The Company was founded in 1969 and is headquartered in Sunnyvale, California.

The linked share’s SEC file number is 001-07882.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$30.20	$7.80	$8.15
December 31, 2001	$18.55	$7.70	$15.86
March 29, 2002	$20.59	$12.63	$14.71
June 28, 2002	$15.26	$7.96	$9.72
September 30, 2002	$10.88	$5.25	$5.34
December 31, 2002	$9.50	$3.10	$6.46
March 31, 2003	$7.78	$4.78	$6.18
June 30, 2003	$8.59	$6.00	$6.41
September 30, 2003	$12.87	$6.25	$11.11
December 31, 2003	$18.48	$11.01	$14.90
March 31, 2004	$17.50	$13.66	$16.23
June 30, 2004	$17.60	$13.67	$15.90
September 30, 2004	$15.90	$10.76	$13.00
December 31, 2004	$24.95	$13.09	$22.02
March 31, 2005	$22.29	$14.64	$16.12
June 30, 2005	$18.34	$14.08	$17.34
September 30, 2005	$25.75	$17.22	$25.20
December 30, 2005	$31.84	$20.22	$30.60
March 31, 2006	$42.65	$30.89	$33.16
June 30, 2006	$35.75	$23.46	$24.42
September 29, 2006	$27.90	$16.90	$24.85
December 29, 2006	$25.69	$19.90	$20.35
March 30, 2007	$20.63	$12.96	$13.06
June 29, 2007	$15.95	$12.60	$14.30
September 7, 2007*	$16.19	$11.27	$12.61

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMD

Initial price: $12.61

Protection level: 70.00%

Protection price: $8.83

Physical delivery amount: 79($1,000/Initial price)

Fractional shares: 0.302141

Coupon: 20.00% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	10.00%	100.00%
+90%	10.00%	90.00%
+80%	10.00%	80.00%
+70%	10.00%	70.00%
+60%	10.00%	60.00%
+50%	10.00%	50.00%
+40%	10.00%	40.00%
+30%	10.00%	30.00%
+20%	10.00%	20.00%
+10%	10.00%	10.00%
+5%	10.00%	5.00%

0%	10.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	10.00%	5.00%	-5.00%
-10%	10.00%	0.00%	-10.00%
-20%	10.00%	-10.00%	-20.00%
-30%	10.00%	-20.00%	-30.00%
-40%	N/A	-30.00%	-40.00%
-50%	N/A	-40.00%	-50.00%
-60%	N/A	-50.00%	-60.00%
-70%	N/A	-60.00%	-70.00%
-80%	N/A	-70.00%	-80.00%
-90%	N/A	-80.00%	-90.00%
-100%	N/A	-90.00%	-100.00%

FWP-8

AnnTaylor Stores Corporation

According to publicly available information, AnnTaylor Stores Corporation (the “Company”) through its wholly-owned subsidiaries, is a leading national specialty retailer of women’s apparel, shoes and accessories sold primarily under the “Ann Taylor”, “Ann Taylor Loft” and “Ann Taylor Factory” brands. The Company’s stores offer a full range of career and casual separates, dresses, tops, weekend wear, shoes and accessories, coordinated as part of a total wardrobing strategy. This total wardrobing strategy is reinforced by an emphasis on client service.

The Company is dedicated to maintaining the right merchandise mix in its stores among suits and separates, tops, footwear and accessories. The Company concentrates on calibrating the timing of its product offerings to address clients’ wardrobing needs, anticipating fabric and yarn preferences on a regional and seasonal basis, and timing direct marketing efforts accordingly.

As of February 3, 2007, the Company operated 869 retail stores in 46 states, the District of Columbia and Puerto Rico, of which 348 were Ann Taylor stores, 464 were Ann Taylor Loft stores and 57 were Ann Taylor Factory stores.

The linked share’s SEC file number is 1-10738.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$15.96	$9.38	$9.74
December 31, 2001	$15.64	$9.38	$15.56
March 29, 2002	$19.73	$15.14	$19.21
June 28, 2002	$22.13	$16.10	$16.93
September 30, 2002	$20.04	$13.71	$15.35
December 31, 2002	$17.67	$12.83	$13.61
March 31, 2003	$14.53	$11.37	$13.69
June 30, 2003	$19.99	$13.20	$19.30
September 30, 2003	$23.38	$18.02	$21.43
December 31, 2003	$27.16	$21.43	$26.00
March 31, 2004	$31.43	$25.01	$28.53
June 30, 2004	$30.34	$25.45	$28.98
September 30, 2004	$29.26	$21.86	$23.40
December 31, 2004	$24.38	$20.00	$21.53
March 31, 2005	$27.70	$20.41	$25.59
June 30, 2005	$26.25	$22.88	$24.28
September 30, 2005	$28.48	$23.63	$26.55
December 30, 2005	$34.77	$23.05	$34.52
March 31, 2006	$38.30	$32.00	$36.79
June 30, 2006	$43.38	$34.50	$43.38
September 29, 2006	$44.33	$36.80	$41.86
December 29, 2006	$45.14	$32.36	$32.84
March 30, 2007	$39.92	$32.28	$38.78
June 29, 2007	$39.72	$35.28	$35.42
September 7, 2007*	$36.88	$27.09	$30.80

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ANN

Initial price: $30.80

Protection level: 80.00%

Protection price: $24.64

Physical delivery amount: 32($1,000/Initial price)

Fractional shares: 0.467532

Coupon: 11.50% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.75%	100.00%
+90%	5.75%	90.00%
+80%	5.75%	80.00%
+70%	5.75%	70.00%
+60%	5.75%	60.00%
+50%	5.75%	50.00%
+40%	5.75%	40.00%
+30%	5.75%	30.00%
+20%	5.75%	20.00%
+10%	5.75%	10.00%
+5%	5.75%	5.00%

0%	5.75%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.75%	0.75%	-5.00%
-10%	5.75%	-4.25%	-10.00%
-20%	5.75%	-14.25%	-20.00%
-30%	N/A	-24.25%	-30.00%
-40%	N/A	-34.25%	-40.00%
-50%	N/A	-44.25%	-50.00%
-60%	N/A	-54.25%	-60.00%
-70%	N/A	-64.25%	-70.00%
-80%	N/A	-74.25%	-80.00%
-90%	N/A	-84.25%	-90.00%
-100%	N/A	-94.25%	-100.00%

FWP-9

bebe stores, inc.

According to publicly available information, bebe stores, inc. (the “Company”) develops and produces a line of contemporary women’s apparel and accessories. The Company’s target customer is a 21 to 35-year-old woman. The Company’s product offering includes a full range of separates, tops, sweaters, dresses, active wear and accessories in the following lifestyle categories: career, evening, casual, and active. The Company designs and develops the majority of its merchandise in-house, with remainder of the merchandise sourced directly from third party manufacturers. The Company markets its products under the bebe, COLLECTION bebe, Neda by bebe, Neda, BEBE SPORT and bebe O brand names through its 242 retail stores, of which 183 are bebe stores, 39 are BEBE SPORT stores, and 20 are bebe outlet stores. These stores are located in 32 states, the District of Columbia, Puerto Rico and Canada. In addition, the Company has an on-line store at www.bebe.com and its licensees operate 15 international stores.

The linked share’s SEC file number is 0-24395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$10.52	$4.30	$4.46
December 31, 2001	$6.49	$3.81	$5.53
March 29, 2002	$7.76	$5.41	$6.24
June 28, 2002	$7.34	$5.11	$6.01
September 30, 2002	$6.29	$3.41	$3.50
December 31, 2002	$4.44	$2.84	$3.97
March 31, 2003	$5.12	$3.27	$3.50
June 30, 2003	$5.92	$3.47	$5.67
September 30, 2003	$8.58	$5.65	$8.03
December 31, 2003	$9.48	$6.76	$7.70
March 31, 2004	$10.21	$7.31	$9.94
June 30, 2004	$10.81	$8.40	$8.89
September 30, 2004	$9.56	$7.63	$9.39
December 31, 2004	$18.74	$9.19	$17.99
March 31, 2005	$23.00	$15.41	$22.63
June 30, 2005	$29.49	$20.91	$26.47
September 30, 2005	$30.97	$15.06	$17.50
December 30, 2005	$18.33	$13.46	$14.03
March 31, 2006	$20.81	$13.05	$18.42
June 30, 2006	$20.41	$14.08	$15.42
September 29, 2006	$25.39	$14.34	$24.78
December 29, 2006	$26.86	$19.25	$19.79
March 30, 2007	$19.98	$16.63	$17.38
June 29, 2007	$18.51	$16.00	$16.01
September 7, 2007*	$16.71	$12.35	$13.32

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BEBE

Initial price: $13.32

Protection level: 70.00%

Protection price: $9.32

Physical delivery amount: 75($1,000/Initial price)

Fractional shares: 0.075075

Coupon: 12.25% per annum

Maturity: March 28, 2008

Dividend yield: 1.57% per annum

Coupon amount monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.125%	100.79%
+90%	6.125%	90.79%
+80%	6.125%	80.79%
+70%	6.125%	70.79%
+60%	6.125%	60.79%
+50%	6.125%	50.79%
+40%	6.125%	40.79%
+30%	6.125%	30.79%
+20%	6.125%	20.79%
+10%	6.125%	10.79%
+5%	6.125%	5.79%

0%	6.125%	0.79%

	Protection Price Ever Breached?
	NO	YES
-5%	6.125%	1.125%	-4.21%
-10%	6.125%	-3.875%	-9.21%
-20%	6.125%	-13.875%	-19.21%
-30%	6.125%	-23.875%	-29.21%
-40%	N/A	-33.875%	-39.21%
-50%	N/A	-43.875%	-49.21%
-60%	N/A	-53.875%	-59.21%
-70%	N/A	-63.875%	-69.21%
-80%	N/A	-73.875%	-79.21%
-90%	N/A	-83.875%	-89.21%
-100%	N/A	-93.875%	-99.21%

FWP-10

The Bank of New York Company, Inc.

According to publicly available information, The Bank of New York Company, Inc. (the “Company”) is a global leader in providing a comprehensive array of services that enable institutions and individuals to move and manage their financial assets in more than 100 markets worldwide. The Company has a long tradition of collaborating with clients to deliver innovative solutions through its core competencies: securities servicing, treasury management, private banking, and asset management. The Company’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations. The Company’s principal subsidiary, The Bank of New York, founded in 1784, is the oldest bank in the United States and has consistently played a prominent role in the evolution of financial markets worldwide.

The linked share’s SEC file number is: 001-06152.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$52.79	$31.59	$37.10
December 31, 2001	$44.52	$34.21	$43.25
March 29, 2002	$48.74	$38.37	$44.54
June 28, 2002	$43.86	$33.93	$35.77
September 30, 2002	$38.16	$28.21	$30.46
December 31, 2002	$32.69	$22.10	$25.40
March 31, 2003	$29.29	$20.40	$21.73
June 30, 2003	$32.49	$21.58	$30.47
September 30, 2003	$33.90	$29.52	$30.86
December 31, 2003	$35.50	$30.94	$35.11
March 31, 2004	$36.94	$32.06	$33.39
June 30, 2004	$35.21	$30.14	$31.25
September 30, 2004	$32.28	$28.88	$30.92
December 31, 2004	$36.14	$30.85	$35.43
March 31, 2005	$35.71	$30.25	$30.79
June 30, 2005	$31.48	$28.55	$30.51
September 30, 2005	$33.53	$30.00	$31.17
December 30, 2005	$35.30	$30.38	$33.76
March 31, 2006	$38.37	$32.94	$38.20
June 30, 2006	$39.07	$32.66	$34.13
September 29, 2006	$38.06	$33.18	$37.38
December 29, 2006	$42.51	$35.26	$41.73
March 30, 2007	$46.07	$39.83	$42.98
June 29, 2007	$45.46	$40.78	$43.93
September 7, 2007*	$46.92	$38.31	$39.72

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BK

Initial price: $39.72

Protection level: 80.00%

Protection price: $31.78

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.176234

Coupon: 9.50% per annum

Maturity: March 28, 2008

Dividend yield: 2.38% per annum

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.75%	101.19%
+90%	4.75%	91.19%
+80%	4.75%	81.19%
+70%	4.75%	71.19%
+60%	4.75%	61.19%
+50%	4.75%	51.19%
+40%	4.75%	41.19%
+30%	4.75%	31.19%
+20%	4.75%	21.19%
+10%	4.75%	11.19%
+5%	4.75%	6.19%

0%	4.75%	1.19%

	Protection Price Ever Breached?
	NO	YES
-5%	4.75%	-0.25%	-3.81%
-10%	4.75%	-5.25%	-8.81%
-20%	4.75%	-15.25%	-18.81%
-30%	N/A	-25.25%	-28.81%
-40%	N/A	-35.25%	-38.81%
-50%	N/A	-45.25%	-48.81%
-60%	N/A	-55.25%	-58.81%
-70%	N/A	-65.25%	-68.81%
-80%	N/A	-75.25%	-78.81%
-90%	N/A	-85.25%	-88.81%
-100%	N/A	-95.25%	-98.81%

FWP-11

Boston Scientific Corporation

According to publicly available information, Boston Scientific Corporation (the “Company”) is a worldwide developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties including interventional cardiology, cardiac rhythm management, peripheral interventions, cardiac surgery, vascular surgery, electrophysiology, neurovascular intervention, oncology, endoscopy, urology, gynecology and neuromodulation. Some of the Company’s medical products are used for enlarging narrowed blood vessels to prevent heart attack and stroke; clearing passages blocked by plaque to restore blood flow; detecting and managing fast, slow or irregular heart rhythms; mapping electrical problems in the heart; opening obstructions and bringing relief to patients suffering from various forms of cancer; performing biopsies and intravascular ultrasounds; placing filters to prevent blood clots from reaching the lungs, heart or brain; treating urological, gynecological, renal, pulmonary, neurovascular and gastrointestinal diseases; and modulating nerve activity to treat deafness and chronic pain.

The linked share’s SEC file number is 1-11083.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$10.40	$8.50	$10.25
December 31, 2001	$13.95	$10.15	$12.06
March 29, 2002	$12.78	$10.24	$12.55
June 28, 2002	$16.25	$11.97	$14.66
September 30, 2002	$15.90	$11.50	$15.78
December 31, 2002	$22.15	$15.60	$21.26
March 31, 2003	$23.78	$19.35	$20.38
June 30, 2003	$32.56	$20.28	$30.55
September 30, 2003	$34.37	$28.00	$31.90
December 31, 2003	$36.84	$31.06	$36.76
March 31, 2004	$45.00	$35.17	$42.38
June 30, 2004	$45.93	$37.32	$42.80
September 30, 2004	$44.00	$31.25	$39.73
December 31, 2004	$39.98	$33.30	$35.55
March 31, 2005	$35.50	$28.57	$29.29
June 30, 2005	$31.30	$26.50	$27.00
September 30, 2005	$29.30	$22.90	$23.37
December 30, 2005	$27.81	$22.80	$24.49
March 31, 2006	$26.55	$20.57	$23.05
June 30, 2006	$23.58	$16.47	$16.84
September 29, 2006	$18.10	$14.45	$14.79
December 29, 2006	$17.35	$14.45	$17.18
March 30, 2007	$18.69	$13.88	$14.54
June 29, 2007	$16.85	$14.39	$15.34
September 7, 2007*	$15.82	$12.11	$13.21

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BSX

Initial price: $13.21

Protection level: 75.00%

Protection price: $9.91

Physical delivery amount: 75($1,000/Initial price)

Fractional shares: 0.700227

Coupon: 14.50% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.25%	100.00%
+90%	7.25%	90.00%
+80%	7.25%	80.00%
+70%	7.25%	70.00%
+60%	7.25%	60.00%
+50%	7.25%	50.00%
+40%	7.25%	40.00%
+30%	7.25%	30.00%
+20%	7.25%	20.00%
+10%	7.25%	10.00%
+5%	7.25%	5.00%

0%	7.25%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.25%	2.25%	-5.00%
-10%	7.25%	-2.75%	-10.00%
-20%	7.25%	-12.75%	-20.00%
-30%	N/A	-22.75%	-30.00%
-40%	N/A	-32.75%	-40.00%
-50%	N/A	-42.75%	-50.00%
-60%	N/A	-52.75%	-60.00%
-70%	N/A	-62.75%	-70.00%
-80%	N/A	-72.75%	-80.00%
-90%	N/A	-82.75%	-90.00%
-100%	N/A	-92.75%	-100.00%

FWP-12

CB Richard Ellis Group, Inc

According to publicly available information, CB Richard Ellis Group, Inc. (the “Company”) is the world’s largest commercial real estate services firm, based on 2006 revenue, with leading full-service operations in major metropolitan areas throughout the world. The Company offers a full range of services to occupiers, owners, lenders and investors in office, retail, industrial, multi-family and other commercial real estate assets. As of December 31, 2006, excluding affiliate and partner offices, the Company operated in more than 300 offices worldwide with approximately 24,000 employees providing commercial real estate services under the “CB Richard Ellis” brand name and providing development services under the “Trammell Crow” brand name. The Company’s business is focused on several service competencies, including tenant representation, property/agency leasing, property sales, development services, commercial mortgage origination and servicing, capital markets (equity and debt) solutions, commercial property and corporate facilities management, valuation, proprietary research and real estate investment management. In 2006, it became the first commercial real estate services company included in the S&P 500 and were the only such company included in the Fortune 1000 list of the largest publicly-held U.S. companies.

The linked share’s SEC file number is 001-32205.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	$6.40	$6.07	$6.37
September 30, 2004	$7.88	$6.16	$7.70
December 31, 2004	$11.36	$7.65	$11.18
March 31, 2005	$12.95	$10.40	$11.66
June 30, 2005	$14.73	$10.58	$14.62
September 30, 2005	$16.67	$13.82	$16.40
December 30, 2005	$19.92	$15.02	$19.62
March 31, 2006	$27.80	$19.46	$26.90
June 30, 2006	$29.80	$21.99	$24.90
September 29, 2006	$25.96	$20.13	$24.60
December 29, 2006	$34.26	$23.37	$33.20
March 30, 2007	$39.15	$31.23	$34.18
June 29, 2007	$39.93	$33.00	$36.50
September 7, 2007*	$42.70	$24.93	$25.50

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CBG

Initial price: $25.50

Protection level: 80.00%

Protection price: $20.40

Physical delivery amount: 39($1,000/Initial price)

Fractional shares: 0.215686

Coupon: 20.00% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	10.00%	100.00%
+90%	10.00%	90.00%
+80%	10.00%	80.00%
+70%	10.00%	70.00%
+60%	10.00%	60.00%
+50%	10.00%	50.00%
+40%	10.00%	40.00%
+30%	10.00%	30.00%
+20%	10.00%	20.00%
+10%	10.00%	10.00%
+5%	10.00%	5.00%

0%	10.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	10.00%	5.00%	-5.00%
-10%	10.00%	0.00%	-10.00%
-20%	10.00%	-10.00%	-20.00%
-30%	10.00%	-20.00%	-30.00%
-40%	10.00%	-30.00%	-40.00%
-50%	10.00%	-40.00%	-50.00%
-60%	10.00%	-50.00%	-60.00%
-70%	10.00%	-60.00%	-70.00%
-80%	10.00%	-70.00%	-80.00%
-90%	N/A	-80.00%	-90.00%
-100%	N/A	-90.00%	-100.00%

FWP-13

Circuit City Stores, Inc.

According to publicly available information, Circuit City Stores, Inc. (the “Company”) is a specialty retailer of consumer electronics, home office products, entertainment software, and related services. The Company has two reportable segments: its domestic segment and its international segment. The domestic segment is primarily engaged in the business of selling brand-name consumer electronics, personal computers, entertainment software, and related services in Circuit City stores in the United States and via the Web at www.circuitcity.com. At February 28, 2006, the company’s domestic segment operated 626 Superstores and 5 other stores in 158 U.S. media markets. The international segment, which is comprised of the operations of InterTAN, Inc., is primarily engaged in the business of selling private-label and brand-name consumer electronics products in Canada. At February 28, 2006, the international segment conducted business through 954 retail stores and dealer outlets, which consisted of 540 company-owned stores, 300 dealer outlets, 93 Rogers Plus® stores and 21 Battery Plus® stores. As a result of ongoing litigation with RadioShack Corporation, the international segment re-branded most of its company-owned stores and dealer outlets to The Source By Circuit CitySM during fiscal 2006. The international segment operates a Web site at www.thesource.ca. The Company was incorporated under the laws of the Commonwealth of Virginia in 1949. Its corporate headquarters are located at 9950 Mayland Drive, Richmond, Virginia.

The linked share’s SEC file number is 1-5767.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$13.45	$6.34	$7.97
December 31, 2001	$17.70	$7.48	$17.23
March 29, 2002	$20.58	$10.68	$11.98
June 28, 2002	$16.33	$11.29	$12.45
September 30, 2002	$12.62	$8.40	$10.06
December 31, 2002	$10.68	$6.96	$7.42
March 31, 2003	$7.90	$4.11	$5.20
June 30, 2003	$9.13	$4.94	$8.80
September 30, 2003	$11.41	$8.59	$9.53
December 31, 2003	$13.20	$9.25	$10.13
March 31, 2004	$12.09	$8.69	$11.30
June 30, 2004	$13.35	$10.32	$12.95
September 30, 2004	$15.60	$11.90	$15.34
December 31, 2004	$17.87	$14.24	$15.64
March 31, 2005	$17.24	$13.40	$16.05
June 30, 2005	$17.85	$15.05	$17.29
September 30, 2005	$18.70	$15.36	$17.16
December 30, 2005	$23.12	$16.16	$22.59
March 31, 2006	$26.01	$22.41	$24.48
June 30, 2006	$31.54	$23.00	$27.22
September 29, 2006	$27.42	$22.19	$25.11
December 29, 2006	$29.31	$18.25	$18.98
March 30, 2007	$22.02	$17.02	$18.53
June 29, 2007	$19.12	$15.04	$15.08
September 7, 2007*	$15.33	$9.75	$9.80

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CC

Initial price: $9.80

Protection level: 70.00%

Protection price: $6.86

Physical delivery amount: 102($1,000/Initial price)

Fractional shares: 0.040816

Coupon: 13.25% per annum

Maturity: March 28, 2008

Dividend yield: 1.68% per annum

Coupon amount monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.625%	100.84%
+90%	6.625%	90.84%
+80%	6.625%	80.84%
+70%	6.625%	70.84%
+60%	6.625%	60.84%
+50%	6.625%	50.84%
+40%	6.625%	40.84%
+30%	6.625%	30.84%
+20%	6.625%	20.84%
+10%	6.625%	10.84%
+5%	6.625%	5.84%

0%	6.625%	0.84%

	Protection Price Ever Breached?
	NO	YES
-5%	6.625%	1.625%	-4.16%
-10%	6.625%	-3.375%	-9.16%
-20%	6.625%	-13.375%	-19.16%
-30%	6.625%	-23.375%	-29.16%
-40%	N/A	-33.375%	-39.16%
-50%	N/A	-43.375%	-49.16%
-60%	N/A	-53.375%	-59.16%
-70%	N/A	-63.375%	-69.16%
-80%	N/A	-73.375%	-79.16%
-90%	N/A	-83.375%	-89.16%
-100%	N/A	-93.375%	-99.16%

FWP-14

Celgene Corporation

According to publicly available information, Celgene Corporation (the “Company”) is a global biopharmaceutical company primarily engaged in the discovery, development and commercialization of innovative therapies designed to treat cancer and immune-inflammatory related diseases. The Company’s lead products are: (1) REVLIMID(R) (lenalidomide), which was approved by the U.S. Food and Drug Administration, or FDA, in June 2006 for treatment in combination with dexamethasone for multiple myeloma patients who have received at least one prior therapy and, in December 2005 for treatment of patients with transfusion-dependent anemia due to low- or intermediate-1-risk myelodysplastic syndromes, or MDS, associated with a deletion 5q cytogenetic abnormality with or without additional cytogenetic abnormalities; and, (2) THALOMID(R) (thalidomide), which gained FDA approval in May 2006 for treatment in combination with dexamethasone of newly diagnosed multiple myeloma patients and which is also approved for the treatment and suppression of cutaneous manifestations of erythema nodosum leprosum, or ENL, an inflammatory complication of leprosy.

For the year ended December 31, 2006, the Company had total revenues and net income of $898.9 million and $69.0 million, respectively. The Company had an accumulated deficit of $101.8 million at December 31, 2006.

The linked share’s SEC file number is 000-16132.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$7.38	$5.13	$6.61
December 31, 2001	$9.72	$5.86	$7.98
March 29, 2002	$8.05	$5.38	$6.19
June 28, 2002	$6.30	$2.83	$3.83
September 30, 2002	$5.34	$2.84	$4.21
December 31, 2002	$6.38	$3.77	$5.37
March 31, 2003	$6.99	$5.04	$6.52
June 30, 2003	$9.28	$6.18	$7.60
September 30, 2003	$12.22	$7.13	$10.83
December 31, 2003	$12.04	$9.13	$11.26
March 31, 2004	$12.23	$9.38	$11.91
June 30, 2004	$15.15	$11.25	$14.32
September 30, 2004	$15.05	$11.67	$14.56
December 31, 2004	$16.29	$12.88	$13.27
March 31, 2005	$17.62	$12.36	$17.03
June 30, 2005	$21.58	$16.61	$20.39
September 30, 2005	$29.41	$19.78	$27.16
December 30, 2005	$32.68	$22.59	$32.40
March 31, 2006	$44.22	$31.51	$44.22
June 30, 2006	$48.39	$36.02	$47.43
September 29, 2006	$49.41	$39.32	$43.30
December 29, 2006	$60.12	$41.68	$57.53
March 30, 2007	$58.60	$49.46	$52.46
June 29, 2007	$66.95	$52.40	$57.33
September 7, 2007*	$67.31	$56.56	$65.07

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CELG

Initial price: $66.13

Protection level: 75.00%

Protection price: $49.60

Physical delivery amount: 15($1,000/Initial price)

Fractional shares: 0.121730

Coupon: 11.00% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.50%	100.00%
+90%	5.50%	90.00%
+80%	5.50%	80.00%
+70%	5.50%	70.00%
+60%	5.50%	60.00%
+50%	5.50%	50.00%
+40%	5.50%	40.00%
+30%	5.50%	30.00%
+20%	5.50%	20.00%
+10%	5.50%	10.00%
+5%	5.50%	5.00%

0%	5.50%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.50%	0.50%	-5.00%
-10%	5.50%	-4.50%	-10.00%
-20%	5.50%	-14.50%	-20.00%
-30%	N/A	-24.50%	-30.00%
-40%	N/A	-34.50%	-40.00%
-50%	N/A	-44.50%	-50.00%
-60%	N/A	-54.50%	-60.00%
-70%	N/A	-64.50%	-70.00%
-80%	N/A	-74.50%	-80.00%
-90%	N/A	-84.50%	-90.00%
-100%	N/A	-94.50%	-100.00%

FWP-15

Chico’s FAS, Inc.

According to publicly available information, Chico’s FAS, Inc. (the “Company”) is a specialty retailer of private label, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing gift items under the Chico’s, White House|Black Market, Soma by Chico’s and Fitigues brand names. As of March 17, 2006, the Company operated 784 retail stores in 47 states, the District of Columbia, the U.S. Virgin Islands and Puerto Rico. The retail stores operate under various names, including Chico’s, White House | Black Market, Soma by Chico’s and Fitigues.

The linked share’s SEC file number is 0-21258.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$6.50	$3.42	$3.93
December 31, 2001	$7.00	$3.79	$6.62
March 29, 2002	$9.28	$6.21	$8.43
June 28, 2002	$10.50	$7.38	$9.08
September 30, 2002	$9.62	$6.51	$7.97
December 31, 2002	$11.87	$7.13	$9.46
March 31, 2003	$10.25	$8.38	$10.00
June 30, 2003	$12.25	$9.40	$10.53
September 30, 2003	$16.97	$10.25	$15.32
December 31, 2003	$19.70	$15.28	$18.48
March 31, 2004	$23.80	$17.95	$23.20
June 30, 2004	$23.40	$18.68	$22.58
September 30, 2004	$22.91	$16.91	$17.10
December 31, 2004	$23.38	$17.14	$22.77
March 31, 2005	$30.25	$21.80	$28.26
June 30, 2005	$35.39	$24.60	$34.28
September 30, 2005	$41.67	$30.60	$36.80
December 30, 2005	$46.32	$35.96	$43.93
March 31, 2006	$49.40	$37.10	$40.64
June 30, 2006	$41.29	$26.35	$26.98
September 29, 2006	$27.20	$17.27	$21.53
December 29, 2006	$24.98	$20.55	$20.69
March 30, 2007	$25.17	$20.07	$24.43
June 29, 2007	$27.94	$23.84	$24.34
September 7, 2007*	$25.09	$14.76	$14.86

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CHS

Initial price: $14.86

Protection level: 70.00%

Protection price: $10.40

Physical delivery amount: 67($1,000/Initial price)

Fractional shares: 0.294751

Coupon: 11.75% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.875%	100.00%
+90%	5.875%	90.00%
+80%	5.875%	80.00%
+70%	5.875%	70.00%
+60%	5.875%	60.00%
+50%	5.875%	50.00%
+40%	5.875%	40.00%
+30%	5.875%	30.00%
+20%	5.875%	20.00%
+10%	5.875%	10.00%
+5%	5.875%	5.00%

0%	5.875%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.875%	0.875%	-5.00%
-10%	5.875%	-4.125%	-10.00%
-20%	5.875%	-14.125%	-20.00%
-30%	5.875%	-24.125%	-30.00%
-40%	N/A	-34.125%	-40.00%
-50%	N/A	-44.125%	-50.00%
-60%	N/A	-54.125%	-60.00%
-70%	N/A	-64.125%	-70.00%
-80%	N/A	-74.125%	-80.00%
-90%	N/A	-84.125%	-90.00%
-100%	N/A	-94.125%	-100.00%

FWP-16

Ciena Corporation

According to publicly available information, Ciena Corporation (the “Company”) is a supplier of communications networking equipment, software and services that supports the delivery and transport of voice, video and data services. The Company’s products are used in communications networks operated by telecommunications service providers, cable operators, governments and enterprises around the globe. The Company specializes in transitioning legacy communications networks to converged, next-generation architectures, capable of efficiently delivering a broader mix of high-bandwidth services.

The linked share’s SEC file number is 0-21969.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$273.00	$65.87	$72.03
December 31, 2001	$154.00	$64.40	$100.17
March 29, 2002	$121.10	$49.91	$63.00
June 28, 2002	$67.34	$25.20	$29.33
September 30, 2002	$44.94	$20.37	$20.79
December 31, 2002	$49.91	$16.87	$35.98
March 31, 2003	$54.18	$29.47	$30.59
June 30, 2003	$42.84	$29.40	$36.33
September 30, 2003	$52.15	$34.79	$41.37
December 31, 2003	$51.10	$39.41	$46.48
March 31, 2004	$56.98	$32.90	$34.79
June 30, 2004	$38.43	$21.14	$26.04
September 30, 2004	$25.97	$11.69	$13.86
December 31, 2004	$24.50	$13.58	$23.38
March 31, 2005	$24.01	$11.55	$12.04
June 30, 2005	$18.55	$11.55	$14.63
September 30, 2005	$18.90	$14.28	$18.48
December 30, 2005	$22.55	$15.19	$20.79
March 31, 2006	$39.34	$20.44	$36.47
June 30, 2006	$37.66	$25.69	$33.67
September 29, 2006	$33.18	$23.38	$27.25
December 29, 2006	$29.73	$22.04	$27.71
March 30, 2007	$32.78	$24.75	$27.95
June 29, 2007	$37.19	$27.66	$36.13
September 7, 2007*	$41.13	$32.75	$37.93

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CIEN

Initial price: $37.93

Protection level: 70.00%

Protection price: $26.55

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.364355

Coupon: 13.25% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $11.04

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.625%	100.00%
+90%	6.625%	90.00%
+80%	6.625%	80.00%
+70%	6.625%	70.00%
+60%	6.625%	60.00%
+50%	6.625%	50.00%
+40%	6.625%	40.00%
+30%	6.625%	30.00%
+20%	6.625%	20.00%
+10%	6.625%	10.00%
+5%	6.625%	5.00%

0%	6.625%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	6.625%	1.625%	-5.00%
-10%	6.625%	-3.375%	-10.00%
-20%	6.625%	-13.375%	-20.00%
-30%	6.625%	-23.375%	-30.00%
-40%	N/A	-33.375%	-40.00%
-50%	N/A	-43.375%	-50.00%
-60%	N/A	-53.375%	-60.00%
-70%	N/A	-63.375%	-70.00%
-80%	N/A	-73.375%	-80.00%
-90%	N/A	-83.375%	-90.00%
-100%	N/A	-93.375%	-100.00%

FWP-17

Comcast Corporation

According to publicly available information, Comcast Corporation (the “Company”) is the largest cable operator in the United States and offers a variety of consumer entertainment and communication products and services. As of December 31, 2006, the Company’s cable systems served approximately 23.4 million video subscribers, 11 million high-speed Internet subscribers and 2.4 million phone subscribers and passed approximately 45.7 million homes in 39 states and the District of Columbia. The Company was incorporated under the laws of Pennsylvania in December 2001. Through the Company’s predecessors (including its immediate predecessor, Comcast Holdings), it has developed, managed and operated cable systems since 1963.

The Company classifies its operations in two reportable segments: Cable and Programming. The Company’s Cable segment, which generates approximately 95% of its consolidated revenues, manages and operates its cable systems, including video, high-speed Internet and phone services, as well as the Company’s regional sports and news networks.

The Company’s Programming segment consists of its six consolidated national programming networks: E!, Style, The Golf Channel, VERSUS (formerly known as OLN), G4 and AZN Television.

The linked share’s SEC file number is: 001-32871.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$28.66	$21.23	$23.70
December 31, 2001	$27.04	$22.77	$24.00
March 29, 2002	$25.03	$19.77	$22.30
June 28, 2002	$22.50	$14.34	$16.13
September 30, 2002	$17.63	$11.43	$14.22
December 31, 2002	$18.10	$11.37	$15.71
March 31, 2003	$20.59	$15.61	$19.06
June 30, 2003	$23.23	$19.07	$20.12
September 30, 2003	$22.43	$18.79	$20.59
December 31, 2003	$22.75	$20.28	$21.91
March 31, 2004	$24.33	$18.51	$19.16
June 30, 2004	$21.10	$17.82	$18.69
September 30, 2004	$19.28	$17.50	$18.83
December 31, 2004	$22.22	$18.44	$22.19
March 31, 2005	$23.00	$20.69	$22.52
June 30, 2005	$22.69	$20.37	$20.47
September 30, 2005	$21.54	$19.09	$19.59
December 30, 2005	$19.56	$17.20	$17.31
March 31, 2006	$18.97	$16.90	$17.44
June 30, 2006	$22.37	$17.47	$21.83
September 29, 2006	$24.77	$20.67	$24.57
December 29, 2006	$28.94	$24.17	$28.22
March 30, 2007	$30.18	$24.73	$25.95
June 29, 2007	$28.84	$25.60	$28.12
September 7, 2007*	$29.41	$24.19	$25.00

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CMCSA

Initial price: $25.00

Protection level: 80.00%

Protection price: $20.00

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.000000

Coupon: 9.50% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.75%	100.00%
+90%	4.75%	90.00%
+80%	4.75%	80.00%
+70%	4.75%	70.00%
+60%	4.75%	60.00%
+50%	4.75%	50.00%
+40%	4.75%	40.00%
+30%	4.75%	30.00%
+20%	4.75%	20.00%
+10%	4.75%	10.00%
+5%	4.75%	5.00%

0%	4.75%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	4.75%	-0.25%	-5.00%
-10%	4.75%	-5.25%	-10.00%
-20%	4.75%	-15.25%	-20.00%
-30%	N/A	-25.25%	-30.00%
-40%	N/A	-35.25%	-40.00%
-50%	N/A	-45.25%	-50.00%
-60%	N/A	-55.25%	-60.00%
-70%	N/A	-65.25%	-70.00%
-80%	N/A	-75.25%	-80.00%
-90%	N/A	-85.25%	-90.00%
-100%	N/A	-95.25%	-100.00%

FWP-18

COACH, Inc.

According to publicly available information, COACH, Inc. (the “Company”) was founded in 1941 and acquired by Sara Lee Corporation (“Sara Lee”) in 1985. In June 2000, the Company was incorporated in the state of Maryland. In October 2000, the Company was listed on the New York Stock Exchange and sold approximately 68 million shares of common stock. In April 2001, Sara Lee completed a distribution of its remaining ownership in the Company via an exchange offer. The Company has grown from a family-run workshop in a Manhattan loft to a leading American designer and marketer of premium handbags and accessories.

The linked share’s SEC file number is 1-16153.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$5.34	$2.50	$3.31
December 31, 2001	$4.92	$2.79	$4.87
March 29, 2002	$6.67	$4.68	$6.34
June 28, 2002	$7.53	$5.88	$6.86
September 30, 2002	$7.40	$4.33	$6.40
December 31, 2002	$8.91	$5.63	$8.23
March 31, 2003	$10.00	$7.26	$9.58
June 30, 2003	$13.38	$9.23	$12.44
September 30, 2003	$14.91	$12.25	$13.65
December 31, 2003	$20.27	$13.65	$18.88
March 31, 2004	$22.16	$16.88	$20.50
June 30, 2004	$23.05	$19.50	$22.60
September 30, 2004	$23.73	$18.00	$21.21
December 31, 2004	$28.85	$19.58	$28.20
March 31, 2005	$29.98	$25.88	$28.32
June 30, 2005	$34.24	$24.60	$33.57
September 30, 2005	$36.35	$30.11	$31.36
December 30, 2005	$36.84	$28.14	$33.34
March 31, 2006	$37.40	$31.68	$34.58
June 30, 2006	$35.66	$27.62	$29.90
September 29, 2006	$34.99	$25.18	$34.40
December 29, 2006	$44.98	$34.15	$42.96
March 30, 2007	$51.56	$42.50	$50.05
June 29, 2007	$54.00	$46.06	$47.39
September 7, 2007*	$50.79	$40.30	$44.67

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COH

Initial price: $44.67

Protection level: 80.00%

Protection price: $35.74

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.386389

Coupon: 11.25% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.625%	100.00%
+90%	5.625%	90.00%
+80%	5.625%	80.00%
+70%	5.625%	70.00%
+60%	5.625%	60.00%
+50%	5.625%	50.00%
+40%	5.625%	40.00%
+30%	5.625%	30.00%
+20%	5.625%	20.00%
+10%	5.625%	10.00%
+5%	5.625%	5.00%

0%	5.625%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.625%	0.625%	-5.00%
-10%	5.625%	-4.375%	-10.00%
-20%	5.625%	-14.375%	-20.00%
-30%	N/A	-24.375%	-30.00%
-40%	N/A	-34.375%	-40.00%
-50%	N/A	-44.375%	-50.00%
-60%	N/A	-54.375%	-60.00%
-70%	N/A	-64.375%	-70.00%
-80%	N/A	-74.375%	-80.00%
-90%	N/A	-84.375%	-90.00%
-100%	N/A	-94.375%	-100.00%

FWP-19

ConocoPhillips

According to publicly available information, ConocoPhillips (the “Company”) is an international, integrated energy company. The Company’s business is organized into six operating segments: (1) Exploration and Production, which primarily explores for, produces and markets crude oil, natural gas, and natural gas liquids on a worldwide basis; (2) Midstream, which gathers, processes and markets natural gas produced by the Company and others, and fractionates and markets natural gas liquids, primarily in the United States and Trinidad; (3) Refining and Marketing, which purchases, refines, markets and transports crude oil and petroleum products, mainly in the United States, Europe and Asia; (4) LUKOIL Investment, which consists of the Company’s equity investment in the ordinary shares of OAO LUKOIL (LUKOIL), an international, integrated oil and gas company headquartered in Russia; (5) Chemicals, which manufactures and markets petrochemicals and plastics on a worldwide basis; and (6) Emerging Businesses, which includes the development of new technologies and business outside the Company’s normal scope of operations.

The linked share’s SEC file number is 001-32395.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$29.93	$25.00	$26.97
December 31, 2001	$30.48	$25.33	$30.13
March 29, 2002	$31.90	$27.65	$31.40
June 28, 2002	$32.05	$27.27	$29.44
September 30, 2002	$29.61	$22.38	$23.12
December 31, 2002	$25.38	$22.03	$24.20
March 31, 2003	$26.93	$22.57	$26.80
June 30, 2003	$27.98	$24.84	$27.40
September 30, 2003	$28.58	$25.72	$27.38
December 31, 2003	$33.02	$27.37	$32.79
March 31, 2004	$35.75	$32.15	$34.91
June 30, 2004	$39.50	$34.29	$38.15
September 30, 2004	$41.68	$35.64	$41.43
December 31, 2004	$45.61	$40.75	$43.42
March 31, 2005	$56.99	$41.40	$53.92
June 30, 2005	$61.35	$47.55	$57.49
September 30, 2005	$71.48	$58.05	$69.91
December 30, 2005	$70.60	$57.06	$58.18
March 31, 2006	$66.24	$58.01	$63.15
June 30, 2006	$72.50	$57.66	$65.53
September 29, 2006	$70.75	$56.55	$59.53
December 29, 2006	$74.89	$54.90	$71.95
March 30, 2007	$71.20	$61.59	$68.35
June 29, 2007	$81.40	$66.63	$78.50
September 7, 2007*	$90.84	$73.83	$82.81

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: COP

Initial price: $82.81

Protection level: 85.00%

Protection price: $70.39

Physical delivery amount: 12($1,000/Initial price)

Fractional shares: 0.075836

Coupon: 11.25% per annum

Maturity: March 28, 2008

Dividend yield: 1.93% per annum

Coupon amount monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.625%	100.97%
+90%	5.625%	90.97%
+80%	5.625%	80.97%
+70%	5.625%	70.97%
+60%	5.625%	60.97%
+50%	5.625%	50.97%
+40%	5.625%	40.97%
+30%	5.625%	30.97%
+20%	5.625%	20.97%
+10%	5.625%	10.97%
+5%	5.625%	5.97%

0%	5.625%	0.97%

	Protection Price Ever Breached?
	NO	YES
-5%	5.625%	0.625%	-4.03%
-10%	5.625%	-4.375%	-9.03%
-20%	N/A	-14.375%	-19.03%
-30%	N/A	-24.375%	-29.03%
-40%	N/A	-34.375%	-39.03%
-50%	N/A	-44.375%	-49.03%
-60%	N/A	-54.375%	-59.03%
-70%	N/A	-64.375%	-69.03%
-80%	N/A	-74.375%	-79.03%
-90%	N/A	-84.375%	-89.03%
-100%	N/A	-94.375%	-99.03%

FWP-20

Coldwater Creek Inc.

According to publicly available information, Coldwater Creek Inc. (the “Company”) is a specialty retailer of women’s apparel, accessories, jewelry and gift items. Founded in 1984 as a catalog company, today the Company is a multi-channel specialty retailer generating $1.05 billion in net sales in fiscal 2006. The Company’s proprietary merchandise assortment reflects a sophisticated yet relaxed and casual lifestyle. The Company reaches customers through an expanding base of retail stores, as well as catalog and e-commerce channels. Its merchandise assortment, retail stores, catalogs and e-commerce website are designed to appeal to women who are 35 years and older with average household income in excess of $75,000.

The linked share’s SEC file number is 0-21915.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$3.84	$2.04	$2.41
December 31, 2001	$3.58	$2.24	$2.79
March 29, 2002	$2.74	$1.73	$2.34
June 28, 2002	$3.26	$2.28	$3.21
September 30, 2002	$3.37	$1.67	$1.74
December 31, 2002	$2.76	$1.57	$2.53
March 31, 2003	$2.65	$1.69	$1.87
June 30, 2003	$2.85	$1.72	$2.44
September 30, 2003	$3.95	$2.42	$2.91
December 31, 2003	$4.44	$2.92	$3.26
March 31, 2004	$6.37	$3.26	$6.32
June 30, 2004	$8.71	$5.56	$7.84
September 30, 2004	$10.40	$7.02	$9.28
December 31, 2004	$14.09	$8.53	$13.72
March 31, 2005	$14.73	$11.57	$12.32
June 30, 2005	$17.33	$10.76	$16.61
September 30, 2005	$20.98	$15.29	$16.81
December 30, 2005	$22.97	$15.41	$20.35
March 31, 2006	$28.78	$18.75	$27.80
June 30, 2006	$31.26	$23.08	$26.76
September 29, 2006	$29.69	$18.69	$28.76
December 29, 2006	$31.25	$23.42	$24.52
March 30, 2007	$25.39	$16.77	$20.28
June 29, 2007	$25.69	$19.00	$23.23
September 7, 2007*	$23.78	$11.39	$11.55

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: CWTR

Initial price: $11.55

Protection level: 70.00%

Protection price: $8.09

Physical delivery amount: 86($1,000/Initial price)

Fractional shares: 0.580087

Coupon: 18.00% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $15.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	9.00%	100.00%
+90%	9.00%	90.00%
+80%	9.00%	80.00%
+70%	9.00%	70.00%
+60%	9.00%	60.00%
+50%	9.00%	50.00%
+40%	9.00%	40.00%
+30%	9.00%	30.00%
+20%	9.00%	20.00%
+10%	9.00%	10.00%
+5%	9.00%	5.00%

0%	9.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	9.00%	4.00%	-5.00%
-10%	9.00%	-1.00%	-10.00%
-20%	9.00%	-11.00%	-20.00%
-30%	9.00%	-21.00%	-30.00%
-40%	N/A	-31.00%	-40.00%
-50%	N/A	-41.00%	-50.00%
-60%	N/A	-51.00%	-60.00%
-70%	N/A	-61.00%	-70.00%
-80%	N/A	-71.00%	-80.00%
-90%	N/A	-81.00%	-90.00%
-100%	N/A	-91.00%	-100.00%

FWP-21

Diamond Offshore Drilling, Inc.

According to publicly available information, Diamond Offshore Drilling, Inc. (the “Company”), is a global offshore oil and gas drilling contractor with a current fleet of 44 offshore rigs consisting of 30 semisubmersibles, 13 jack-ups and one drillship. In addition, the Company has two jack-up drilling units on order at shipyards in Brownsville, Texas and Singapore. The Company expects delivery of both of these units during the first quarter 2008. The Company was incorporated in Delaware in 1989.

The linked share’s SEC file number is 001-13926.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$33.79	$22.83	$25.22
December 31, 2001	$31.59	$23.67	$30.40
March 29, 2002	$32.27	$25.48	$31.26
June 28, 2002	$34.99	$28.50	$28.50
September 30, 2002	$28.95	$18.70	$19.95
December 31, 2002	$23.70	$17.30	$21.85
March 31, 2003	$23.00	$19.25	$19.41
June 30, 2003	$23.80	$18.30	$20.99
September 30, 2003	$21.67	$18.31	$19.10
December 31, 2003	$20.91	$17.06	$20.51
March 31, 2004	$26.85	$20.00	$24.19
June 30, 2004	$24.84	$21.20	$23.83
September 30, 2004	$33.05	$22.67	$32.99
December 31, 2004	$40.47	$31.38	$40.05
March 31, 2005	$52.41	$37.91	$49.90
June 30, 2005	$57.40	$39.67	$53.43
September 30, 2005	$62.55	$51.35	$61.25
December 30, 2005	$71.97	$50.64	$69.56
March 31, 2006	$91.26	$70.05	$89.50
June 30, 2006	$97.90	$72.19	$83.93
September 29, 2006	$86.10	$66.63	$72.37
December 29, 2006	$85.02	$62.26	$79.94
March 30, 2007	$87.90	$73.50	$80.95
June 29, 2007	$107.29	$80.63	$101.56
September 7, 2007*	$114.72	$86.06	$108.04

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DO

Initial price: $108.04

Protection level: 80.00%

Protection price: $86.43

Physical delivery amount: 9($1,000/Initial price)

Fractional shares: 0.255831

Coupon: 12.00% per annum

Maturity: March 28, 2008

Dividend yield: 4.20% per annum

Coupon amount monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.00%	102.10%
+90%	6.00%	92.10%
+80%	6.00%	82.10%
+70%	6.00%	72.10%
+60%	6.00%	62.10%
+50%	6.00%	52.10%
+40%	6.00%	42.10%
+30%	6.00%	32.10%
+20%	6.00%	22.10%
+10%	6.00%	12.10%
+5%	6.00%	7.10%

0%	6.00%	2.10%

	Protection Price Ever Breached?
	NO	YES
-5%	6.00%	1.00%	-2.90%
-10%	6.00%	-4.00%	-7.90%
-20%	6.00%	-14.00%	-17.90%
-30%	N/A	-24.00%	-27.90%
-40%	N/A	-34.00%	-37.90%
-50%	N/A	-44.00%	-47.90%
-60%	N/A	-54.00%	-57.90%
-70%	N/A	-64.00%	-67.90%
-80%	N/A	-74.00%	-77.90%
-90%	N/A	-84.00%	-87.90%
-100%	N/A	-94.00%	-97.90%

FWP-22

Energy Conversion Devices, Inc.

According to publicly available information, Energy Conversion Devices, Inc. (the “Company”) invents, designs, develops and commercializes materials, products and production processes for the alternative energy generation, energy storage and information technology markets. Its materials, products and production processes originate from the pioneering work of Mr. Stanford R. Ovshinsky, principal inventor and the Company’s President, Chief Scientist and Technologist, in materials science at the atomic (or nanostructure) level, principally amorphous and disordered materials. Based on this work, the Company has invented and developed materials that permit the design and commercialization of products such as thin-film solar (“photovoltaic” or “PV”) modules, nickel metal hydride (“NiMH”) batteries and phase-change memory devices.

The linked share’s SEC file number is 001-08403.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$28.00	$12.64	$16.44
December 31, 2001	$22.00	$15.26	$18.97
March 29, 2002	$24.53	$18.18	$20.75
June 28, 2002	$25.73	$14.01	$15.69
September 30, 2002	$15.90	$9.47	$10.85
December 31, 2002	$12.88	$7.21	$9.80
March 31, 2003	$11.85	$7.95	$8.49
June 30, 2003	$11.31	$8.00	$9.10
September 30, 2003	$19.24	$9.06	$10.51
December 31, 2003	$13.50	$8.00	$9.03
March 31, 2004	$10.00	$6.75	$9.80
June 30, 2004	$13.35	$9.76	$11.26
September 30, 2004	$14.89	$9.67	$13.26
December 31, 2004	$23.45	$12.50	$19.32
March 31, 2005	$23.42	$15.64	$22.73
June 30, 2005	$26.20	$16.27	$22.38
September 30, 2005	$46.44	$22.32	$44.88
December 30, 2005	$46.88	$28.76	$40.75
March 31, 2006	$57.84	$39.82	$49.18
June 30, 2006	$56.00	$31.32	$36.43
September 29, 2006	$38.95	$29.03	$37.04
December 29, 2006	$41.07	$33.80	$33.98
March 30, 2007	$37.24	$27.21	$34.94
June 29, 2007	$40.10	$29.26	$30.82
September 7, 2007*	$35.93	$23.87	$24.16

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ENER

Initial price: $24.16

Protection level: 70.00%

Protection price: $16.91

Physical delivery amount: 41($1,000/Initial price)

Fractional shares: 0.390728

Coupon: 17.50% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $14.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.75%	100.00%
+90%	8.75%	90.00%
+80%	8.75%	80.00%
+70%	8.75%	70.00%
+60%	8.75%	60.00%
+50%	8.75%	50.00%
+40%	8.75%	40.00%
+30%	8.75%	30.00%
+20%	8.75%	20.00%
+10%	8.75%	10.00%
+5%	8.75%	5.00%

0%	8.75%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	8.75%	3.75%	-5.00%
-10%	8.75%	-1.25%	-10.00%
-20%	8.75%	-11.25%	-20.00%
-30%	8.75%	-21.25%	-30.00%
-40%	N/A	-31.25%	-40.00%
-50%	N/A	-41.25%	-50.00%
-60%	N/A	-51.25%	-60.00%
-70%	N/A	-61.25%	-70.00%
-80%	N/A	-71.25%	-80.00%
-90%	N/A	-81.25%	-90.00%
-100%	N/A	-91.25%	-100.00%

FWP-23

Frontier Oil Corporation

According to publicly available information, Frontier Oil Corporation (the “Company”) is an independent energy company engaged in crude oil refining and the wholesale marketing of refined petroleum products. The Company operates refineries in Cheyenne, Wyoming and El Dorado, Kansas with a total annual average crude oil capacity of approximately 162,000 barrels per day. The Company also owns a 34.72% interest in a crude oil pipeline in Wyoming and a 50% interest in two crude oil tanks in Guernsey, Wyoming.

The linked share’s SEC file number is 001-07627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$4.50	$2.70	$4.29
December 31, 2001	$5.06	$3.66	$4.16
March 29, 2002	$5.48	$3.99	$5.37
June 28, 2002	$5.69	$3.67	$4.40
September 30, 2002	$4.38	$2.87	$3.10
December 31, 2002	$4.40	$2.67	$4.31
March 31, 2003	$4.56	$3.50	$4.28
June 30, 2003	$4.54	$3.77	$3.80
September 30, 2003	$4.04	$3.48	$3.68
December 31, 2003	$4.45	$3.70	$4.31
March 31, 2004	$4.96	$4.02	$4.85
June 30, 2004	$5.30	$4.25	$5.30
September 30, 2004	$5.93	$4.56	$5.90
December 31, 2004	$6.73	$5.56	$6.67
March 31, 2005	$9.23	$5.98	$9.07
June 30, 2005	$14.91	$9.23	$14.68
September 30, 2005	$23.04	$13.42	$22.18
December 30, 2005	$22.94	$15.78	$18.77
March 31, 2006	$30.53	$19.02	$29.68
June 30, 2006	$32.95	$23.75	$32.40
September 29, 2006	$37.60	$24.33	$26.58
December 29, 2006	$32.99	$24.01	$28.74
March 30, 2007	$33.75	$25.47	$32.64
June 29, 2007	$45.75	$31.96	$43.77
September 7, 2007*	$49.10	$31.61	$40.50

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FTO

Initial price: $40.50

Protection level: 75.00%

Protection price: $30.38

Physical delivery amount: 24($1,000/Initial price)

Fractional shares: 0.691358

Coupon: 16.00% per annum

Maturity: March 28, 2008

Dividend yield: 0.35% per annum

Coupon amount monthly: $13.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.00%	100.18%
+90%	8.00%	90.18%
+80%	8.00%	80.18%
+70%	8.00%	70.18%
+60%	8.00%	60.18%
+50%	8.00%	50.18%
+40%	8.00%	40.18%
+30%	8.00%	30.18%
+20%	8.00%	20.18%
+10%	8.00%	10.18%
+5%	8.00%	5.18%

0%	8.00%	0.18%

	Protection Price Ever Breached?
	NO	YES
-5%	8.00%	3.00%	-4.82%
-10%	8.00%	-2.00%	-9.82%
-20%	8.00%	-12.00%	-19.82%
-30%	N/A	-22.00%	-29.82%
-40%	N/A	-32.00%	-39.82%
-50%	N/A	-42.00%	-49.82%
-60%	N/A	-52.00%	-59.82%
-70%	N/A	-62.00%	-69.82%
-80%	N/A	-72.00%	-79.82%
-90%	N/A	-82.00%	-89.82%
-100%	N/A	-92.00%	-99.82%

FWP-24

Global Industries, Ltd.

According to publicly available information, Global Industries, Ltd. (the “Company”) is an offshore construction company offering a comprehensive and integrated range of marine construction and support services in the U.S. Gulf of Mexico, Latin America, West Africa, the Middle East (including the Mediterranean and India), and Asia Pacific regions. The Company’s services include pipeline construction, platform installation and removal, subsea construction, project management, and diving services. The Company’s business consists of two principal activities: Offshore Construction Services, which includes pipeline construction and platform installation and removal services; and Diving Services, which includes diving and marine support services.

The linked share’s SEC file number is 0-21086.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$13.35	$4.63	$5.45
December 31, 2001	$9.55	$5.18	$8.90
March 29, 2002	$9.85	$7.25	$9.33
June 28, 2002	$10.50	$6.20	$6.99
September 30, 2002	$7.10	$3.48	$4.13
December 31, 2002	$5.09	$3.32	$4.17
March 31, 2003	$4.85	$3.10	$4.66
June 30, 2003	$6.05	$4.17	$4.82
September 30, 2003	$5.38	$3.54	$4.55
December 31, 2003	$5.36	$3.86	$5.15
March 31, 2004	$6.60	$4.84	$5.85
June 30, 2004	$6.84	$4.93	$5.72
September 30, 2004	$6.60	$4.12	$6.18
December 31, 2004	$8.74	$5.50	$8.29
March 31, 2005	$10.44	$7.24	$9.40
June 30, 2005	$10.99	$7.98	$8.50
September 30, 2005	$14.95	$8.45	$14.74
December 30, 2005	$15.20	$11.00	$11.35
March 31, 2006	$14.64	$11.54	$14.49
June 30, 2006	$19.92	$13.84	$16.70
September 29, 2006	$18.97	$14.32	$15.56
December 29, 2006	$17.26	$12.83	$13.04
March 30, 2007	$18.39	$12.12	$18.29
June 29, 2007	$27.23	$17.81	$26.82
September 7, 2007*	$29.14	$19.00	$24.45

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLBL

Initial price: $24.45

Protection level: 75.00%

Protection price: $18.34

Physical delivery amount: 40($1,000/Initial price)

Fractional shares: 0.899796

Coupon: 15.25% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.625%	100.00%
+90%	7.625%	90.00%
+80%	7.625%	80.00%
+70%	7.625%	70.00%
+60%	7.625%	60.00%
+50%	7.625%	50.00%
+40%	7.625%	40.00%
+30%	7.625%	30.00%
+20%	7.625%	20.00%
+10%	7.625%	10.00%
+5%	7.625%	5.00%

0%	7.625%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.625%	2.625%	-5.00%
-10%	7.625%	-2.375%	-10.00%
-20%	7.625%	-12.375%	-20.00%
-30%	N/A	-22.375%	-30.00%
-40%	N/A	-32.375%	-40.00%
-50%	N/A	-42.375%	-50.00%
-60%	N/A	-52.375%	-60.00%
-70%	N/A	-62.375%	-70.00%
-80%	N/A	-72.375%	-80.00%
-90%	N/A	-82.375%	-90.00%
-100%	N/A	-92.375%	-100.00%

FWP-25

Grant Prideco, Inc.

According to publicly available information, Grant Prideco, Inc. (the “Company”) is a leader in drill stem technology development and drill pipe manufacturing, sales and service; a global leader in drill bit technology and specialty tools, manufacturing, sales and service; and a leading provider of high-performance engineered connections and premium tubular products and services. The Company’s drill stem and drill bit products are used to drill oil and gas wells while its tubular technology and services are primarily used in drilling and completing oil and gas wells. The Company’s customers include oil and gas drilling contractors; North American oil country tubular goods distributors; major, independent and state-owned oil and gas companies; and other oilfield service companies.

The Company is a Delaware corporation formed in 1990.

The linked share’s SEC file number is 001-15423.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$17.59	$5.25	$6.09
December 31, 2001	$11.50	$5.30	$11.50
March 29, 2002	$14.20	$8.30	$13.68
June 28, 2002	$16.94	$12.95	$13.60
September 30, 2002	$14.25	$8.28	$8.54
December 31, 2002	$12.33	$8.14	$11.64
March 31, 2003	$12.81	$9.77	$12.06
June 30, 2003	$14.87	$10.75	$11.75
September 30, 2003	$12.26	$10.00	$10.19
December 31, 2003	$13.68	$10.01	$13.02
March 31, 2004	$15.83	$12.87	$15.50
June 30, 2004	$18.56	$14.44	$18.46
September 30, 2004	$20.91	$16.82	$20.49
December 31, 2004	$22.31	$18.83	$20.05
March 31, 2005	$25.50	$17.83	$24.16
June 30, 2005	$27.47	$21.41	$26.45
September 30, 2005	$41.49	$26.58	$40.65
December 30, 2005	$47.82	$32.38	$44.12
March 31, 2006	$51.47	$35.72	$42.84
June 30, 2006	$55.42	$39.70	$44.75
September 29, 2006	$48.33	$34.32	$38.03
December 29, 2006	$45.32	$33.11	$39.77
March 30, 2007	$50.71	$35.61	$49.84
June 29, 2007	$59.99	$48.54	$53.83
September 7, 2007*	$59.50	$48.39	$53.27

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRP

Initial price: $53.27

Protection level: 75.00%

Protection price: $39.95

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.772292

Coupon: 14.25% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.125%	100.00%
+90%	7.125%	90.00%
+80%	7.125%	80.00%
+70%	7.125%	70.00%
+60%	7.125%	60.00%
+50%	7.125%	50.00%
+40%	7.125%	40.00%
+30%	7.125%	30.00%
+20%	7.125%	20.00%
+10%	7.125%	10.00%
+5%	7.125%	5.00%

0%	7.125%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	7.125%	2.125%	-5.00%
-10%	7.125%	-2.875%	-10.00%
-20%	7.125%	-12.875%	-20.00%
-30%	N/A	-22.875%	-30.00%
-40%	N/A	-32.875%	-40.00%
-50%	N/A	-42.875%	-50.00%
-60%	N/A	-52.875%	-60.00%
-70%	N/A	-62.875%	-70.00%
-80%	N/A	-72.875%	-80.00%
-90%	N/A	-82.875%	-90.00%
-100%	N/A	-92.875%	-100.00%

FWP-26

The Home Depot, Inc.

According to publicly available information, The Home Depot, Inc. (the “Company”) is a home improvement retailer and the second largest retailer in the United States, based on Net Sales for the fiscal year ended January 28, 2007. As of the end of fiscal 2006, The company operates 2,147 stores, most of which are The Home Depot stores. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2006, the Company had 2,100 The Home Depot stores located throughout the United States. The Home Depot stores sell a wide assortment of building materials, home improvement and lawn and garden products and provide a number of services. The Home Depot stores average approximately 105,000 square feet of enclosed space, with approximately 23,000 additional square feet of outside garden area. As of the end of fiscal 2006, the Company had 2,100 The Home Depot stores located throughout the United States (including the territories of Puerto Rico and the Virgin Islands), Canada, China and Mexico., Canada, China and Mexico.

The linked share’s SEC file number is 001-08207.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$50.90	$30.40	$38.37
December 31, 2001	$52.04	$37.10	$51.01
March 29, 2002	$52.60	$46.90	$48.61
June 28, 2002	$50.46	$34.90	$36.73
September 30, 2002	$38.50	$24.75	$26.10
December 31, 2002	$31.30	$23.01	$23.96
March 31, 2003	$25.80	$20.10	$24.36
June 30, 2003	$34.70	$23.99	$33.12
September 30, 2003	$34.70	$30.15	$31.85
December 31, 2003	$37.89	$32.09	$35.49
March 31, 2004	$37.64	$34.71	$37.36
June 30, 2004	$37.38	$32.34	$35.20
September 30, 2004	$39.72	$32.40	$39.20
December 31, 2004	$44.30	$38.31	$42.74
March 31, 2005	$43.26	$37.44	$38.24
June 30, 2005	$40.80	$34.56	$38.90
September 30, 2005	$43.97	$37.20	$38.14
December 30, 2005	$43.25	$37.52	$40.48
March 31, 2006	$43.94	$38.50	$42.30
June 30, 2006	$42.91	$35.63	$35.79
September 29, 2006	$37.63	$32.85	$36.27
December 29, 2006	$40.37	$35.55	$40.16
March 30, 2007	$42.01	$36.35	$36.74
June 29, 2007	$41.19	$36.60	$39.35
September 7, 2007*	$41.01	$31.85	$34.21

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HD

Initial price: $34.21

Protection level: 80.00%

Protection price: $27.37

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.231219

Coupon: 10.50% per annum

Maturity: March 28, 2008

Dividend yield: 2.66% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.25%	101.33%
+90%	5.25%	91.33%
+80%	5.25%	81.33%
+70%	5.25%	71.33%
+60%	5.25%	61.33%
+50%	5.25%	51.33%
+40%	5.25%	41.33%
+30%	5.25%	31.33%
+20%	5.25%	21.33%
+10%	5.25%	11.33%
+5%	5.25%	6.33%

0%	5.25%	1.33%

	Protection Price Ever Breached?
	NO	YES
-5%	5.25%	0.25%	-3.67%
-10%	5.25%	-4.75%	-8.67%
-20%	5.25%	-14.75%	-18.67%
-30%	N/A	-24.75%	-28.67%
-40%	N/A	-34.75%	-38.67%
-50%	N/A	-44.75%	-48.67%
-60%	N/A	-54.75%	-58.67%
-70%	N/A	-64.75%	-68.67%
-80%	N/A	-74.75%	-78.67%
-90%	N/A	-84.75%	-88.67%
-100%	N/A	-94.75%	-98.67%

FWP-27

Intel Corporation

According to publicly available information, Intel Corporation (the “Company”) is a semiconductor chip maker that developes advanced integrated digital technology platforms and components, primarily integrated circuits, for the computing and communications industries. Integrated circuits are semiconductor chips etched with interconnected electronic switches. The Company offers products at various levels of integration, allowing its customers flexibility to create advanced computing and communications systems and products. The Company’s products include chips, boards, and other semiconductor products that are the building blocks integral to computers, servers, handheld devices, and networking and communications products. Its component-level products consist of integrated circuits used to process information, including microprocessors, chipsets, and flash memory. The Company was incorporated in California in 1968 and reincorporated in Delaware in 1989.

The linked share’s SEC file number is 000-06217.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$32.23	$18.96	$20.44
December 31, 2001	$34.85	$19.08	$31.45
March 29, 2002	$36.78	$28.50	$30.41
June 28, 2002	$31.45	$17.45	$18.27
September 30, 2002	$19.88	$12.95	$13.89
December 31, 2002	$22.09	$12.95	$15.57
March 31, 2003	$19.01	$14.88	$16.28
June 30, 2003	$22.92	$16.28	$20.78
September 30, 2003	$29.38	$20.51	$27.51
December 31, 2003	$34.50	$27.59	$32.20
March 31, 2004	$34.60	$26.03	$27.20
June 30, 2004	$29.01	$25.61	$27.60
September 30, 2004	$27.48	$19.64	$20.06
December 31, 2004	$24.99	$20.22	$23.39
March 31, 2005	$25.47	$21.89	$23.23
June 30, 2005	$27.75	$21.94	$26.06
September 30, 2005	$28.84	$23.82	$24.65
December 30, 2005	$27.49	$22.53	$24.96
March 31, 2006	$26.63	$19.31	$19.46
June 30, 2006	$20.27	$16.75	$18.95
September 29, 2006	$20.95	$16.93	$20.57
December 29, 2006	$22.41	$20.04	$20.25
March 30, 2007	$22.30	$18.75	$19.13
June 29, 2007	$24.45	$19.03	$23.76
September 7, 2007*	$26.52	$22.09	$25.47

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: INTC

Initial price: $25.47

Protection level: 80.00%

Protection price: $20.38

Physical delivery amount: 39($1,000/Initial price)

Fractional shares: 0.261877

Coupon: 10.00% per annum

Maturity: March 28, 2008

Dividend yield: 1.73% per annum

Coupon amount monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.00%	100.87%
+90%	5.00%	90.87%
+80%	5.00%	80.87%
+70%	5.00%	70.87%
+60%	5.00%	60.87%
+50%	5.00%	50.87%
+40%	5.00%	40.87%
+30%	5.00%	30.87%
+20%	5.00%	20.87%
+10%	5.00%	10.87%
+5%	5.00%	5.87%

0%	5.00%	0.87%

	Protection Price Ever Breached?
	NO	YES
-5%	5.00%	0.00%	-4.13%
-10%	5.00%	-5.00%	-9.13%
-20%	5.00%	-15.00%	-19.13%
-30%	N/A	-25.00%	-29.13%
-40%	N/A	-35.00%	-39.13%
-50%	N/A	-45.00%	-49.13%
-60%	N/A	-55.00%	-59.13%
-70%	N/A	-65.00%	-69.13%
-80%	N/A	-75.00%	-79.13%
-90%	N/A	-85.00%	-89.13%
-100%	N/A	-95.00%	-99.13%

FWP-28

JPMorgan Chase & Co.

According to publicly available information, JPMorgan Chase & Co. (the “Company”) is a financial holding company incorporated under Delaware law in 1968. The Company is one of the largest banking institutions in the United States, with $1.4 trillion in assets, $116 billion in stockholders’ equity and operations worldwide.

The Company’s principal bank subsidiaries are JPMorgan Chase Bank, National Association, a national banking association with branches in 17 states, and Chase Bank USA, National Association, a national banking association that is the Company’s credit card-issuing bank. The Company’s principal non-bank subsidiary is J.P. Morgan Securities Inc., its U.S. investment banking firm. The bank and non-bank subsidiaries of the Company operate nationally as well as through overseas branches and subsidiaries, representative offices and subsidiary foreign banks.

The Company’s website is www.jpmorganchase.com.

The linked share’s SEC file number is: 1-5805.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$46.01	$29.05	$34.15
December 31, 2001	$40.95	$31.85	$36.35
March 29, 2002	$39.68	$26.70	$35.65
June 28, 2002	$38.71	$30.15	$33.92
September 30, 2002	$33.68	$17.90	$18.99
December 31, 2002	$26.14	$15.30	$24.00
March 31, 2003	$28.29	$20.13	$23.71
June 30, 2003	$36.25	$23.75	$34.18
September 30, 2003	$37.90	$32.40	$34.33
December 31, 2003	$36.99	$34.48	$36.73
March 31, 2004	$43.84	$36.31	$41.95
June 30, 2004	$42.56	$34.62	$38.77
September 30, 2004	$40.25	$35.50	$39.73
December 31, 2004	$40.45	$36.35	$39.01
March 31, 2005	$39.65	$34.35	$34.60
June 30, 2005	$36.49	$33.36	$35.32
September 30, 2005	$35.95	$33.32	$33.93
December 30, 2005	$40.56	$32.98	$39.69
March 31, 2006	$42.42	$37.88	$41.64
June 30, 2006	$46.80	$39.34	$42.00
September 29, 2006	$47.49	$40.40	$46.96
December 29, 2006	$49.00	$45.51	$48.30
March 30, 2007	$51.95	$45.91	$48.38
June 29, 2007	$53.25	$47.70	$48.45
September 7, 2007*	$50.48	$42.18	$43.52

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JPM

Initial price: $43.52

Protection level: 80.00%

Protection price: $34.82

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.977941

Coupon: 12.40% per annum

Maturity: March 28, 2008

Dividend yield: 3.19% per annum

Coupon amount monthly: $10.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.20%	101.60%
+90%	6.20%	91.60%
+80%	6.20%	81.60%
+70%	6.20%	71.60%
+60%	6.20%	61.60%
+50%	6.20%	51.60%
+40%	6.20%	41.60%
+30%	6.20%	31.60%
+20%	6.20%	21.60%
+10%	6.20%	11.60%
+5%	6.20%	6.60%

0%	6.20%	1.60%

	Protection Price Ever Breached?
	NO	YES
-5%	6.20%	1.20%	-3.40%
-10%	6.20%	-3.80%	-8.40%
-20%	6.20%	-13.80%	-18.40%
-30%	N/A	-23.80%	-28.40%
-40%	N/A	-33.80%	-38.40%
-50%	N/A	-43.80%	-48.40%
-60%	N/A	-53.80%	-58.40%
-70%	N/A	-63.80%	-68.40%
-80%	N/A	-73.80%	-78.40%
-90%	N/A	-83.80%	-88.40%
-100%	N/A	-93.80%	-98.40%

FWP-29

Lowe’s Companies, Inc.

According to publicly available information, Lowe’s Companies, Inc. (the “Company”) and its subsidiaries, is a Fortune 50 company and the world’s second largest home improvement retailer, with specific emphasis on retail do-it-yourself customers and do-it-for-me customers who utilize its installation services, and Commercial Business Customers. The Company offers a complete line of products and services for home decorating, maintenance, repair, remodeling, and property maintenance. As of February 2, 2007, the Company operated 1,385 stores in 49 states, with 157 million square feet of retail selling space.

The linked share’s SEC file number is: 1-7898.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$19.80	$12.75	$15.83
December 31, 2001	$24.44	$15.00	$23.21
March 29, 2002	$23.89	$20.08	$21.75
June 28, 2002	$25.00	$20.65	$22.70
September 30, 2002	$23.22	$16.25	$20.70
December 31, 2002	$22.41	$18.25	$18.75
March 31, 2003	$21.34	$16.70	$20.41
June 30, 2003	$23.22	$19.15	$21.48
September 30, 2003	$27.95	$20.91	$25.95
December 31, 2003	$30.21	$26.00	$27.70
March 31, 2004	$29.33	$25.38	$28.07
June 30, 2004	$28.13	$24.06	$26.28
September 30, 2004	$27.50	$22.95	$27.18
December 31, 2004	$30.27	$26.95	$28.80
March 31, 2005	$29.99	$27.54	$28.55
June 30, 2005	$30.00	$25.36	$29.11
September 30, 2005	$34.46	$28.62	$32.20
December 30, 2005	$34.85	$28.92	$33.33
March 31, 2006	$34.82	$30.60	$32.22
June 30, 2006	$33.48	$29.58	$30.34
September 29, 2006	$30.85	$26.15	$28.06
December 29, 2006	$31.98	$27.85	$31.15
March 30, 2007	$35.74	$29.87	$31.49
June 29, 2007	$33.19	$30.35	$30.69
September 7, 2007*	$31.29	$25.98	$29.43

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LOW

Initial price: $29.43

Protection level: 80.00%

Protection price: $23.54

Physical delivery amount: 33($1,000/Initial price)

Fractional shares: 0.978933

Coupon: 9.25% per annum

Maturity: March 28, 2008

Dividend yield: 0.77% per annum

Coupon amount monthly: $7.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	4.625%	100.39%
+90%	4.625%	90.39%
+80%	4.625%	80.39%
+70%	4.625%	70.39%
+60%	4.625%	60.39%
+50%	4.625%	50.39%
+40%	4.625%	40.39%
+30%	4.625%	30.39%
+20%	4.625%	20.39%
+10%	4.625%	10.39%
+5%	4.625%	5.39%

0%	4.625%	0.39%

	Protection Price Ever Breached?
	NO	YES
-5%	4.625%	-0.375%	-4.61%
-10%	4.625%	-5.375%	-9.61%
-20%	4.625%	-15.375%	-19.61%
-30%	N/A	-25.375%	-29.61%
-40%	N/A	-35.375%	-39.61%
-50%	N/A	-45.375%	-49.61%
-60%	N/A	-55.375%	-59.61%
-70%	N/A	-65.375%	-69.61%
-80%	N/A	-75.375%	-79.61%
-90%	N/A	-85.375%	-89.61%
-100%	N/A	-95.375%	-99.61%

FWP-30

Moody’s Corporation

According to publicly available information, Moody’s Corporation (the “Company”) is a provider of (i) credit ratings, research and analysis covering fixed-income securities, other debt instruments and the entities that issue such instruments in the global capital markets, and credit training services and (ii) quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets. Founded in 1900, the Company employs approximately 3,400 people worldwide. The Company maintains offices in 22 countries and has expanded into developing markets through joint ventures or affiliation agreements with local rating agencies. Moody’s customers include a wide range of corporate and governmental issuers of securities as well as institutional investors, depositors, creditors, investment banks, commercial banks and other financial intermediaries. The Company operates in two reportable segments: Moody’s Investors Service and Moody’s KMV.

Moody’s Investors Services publishes rating opinions on a broad range of credit obligors and credit obligations issued in domestic and international markets, including various corporate and governmental obligations, structured finance securities and commercial paper programs. It also publishes investor-oriented credit information, research and economic commentary, including in-depth research on major debt issuers, industry studies, special comments and credit opinion handbooks. The Moody’s KMV business develops and distributes quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets.

The linked share’s SEC file number is 1-14037.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$18.50	$15.30	$18.50
December 31, 2001	$20.55	$15.73	$19.93
March 29, 2002	$21.00	$17.90	$20.55
June 28, 2002	$25.87	$19.98	$24.88
September 30, 2002	$26.18	$20.50	$24.25
December 31, 2002	$25.24	$19.93	$20.65
March 31, 2003	$24.85	$19.75	$23.12
June 30, 2003	$27.43	$22.69	$26.36
September 30, 2003	$28.40	$24.93	$27.49
December 31, 2003	$30.43	$27.43	$30.28
March 31, 2004	$35.50	$29.85	$35.40
June 30, 2004	$35.50	$30.87	$32.33
September 30, 2004	$37.21	$32.30	$36.63
December 31, 2004	$43.86	$35.70	$43.43
March 31, 2005	$44.53	$40.31	$40.43
June 30, 2005	$47.04	$39.55	$44.96
September 30, 2005	$51.89	$44.05	$51.08
December 30, 2005	$62.38	$49.28	$61.42
March 31, 2006	$71.95	$61.09	$71.46
June 30, 2006	$73.28	$49.77	$54.46
September 29, 2006	$65.84	$49.78	$65.38
December 29, 2006	$71.70	$60.64	$69.06
March 30, 2007	$76.09	$58.66	$62.06
June 29, 2007	$72.90	$59.91	$62.20
September 7, 2007*	$63.50	$43.70	$44.28

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MCO

Initial price: $44.28

Protection level: 70.00%

Protection price: $31.00

Physical delivery amount: 22($1,000/Initial price)

Fractional shares: 0.583559

Coupon: 14.50% per annum

Maturity: March 28, 2008

Dividend yield: 0.70% per annum

Coupon amount monthly: $12.08

FWP-31

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	7.25%	100.35%
+90%	7.25%	90.35%
+80%	7.25%	80.35%
+70%	7.25%	70.35%
+60%	7.25%	60.35%
+50%	7.25%	50.35%
+40%	7.25%	40.35%
+30%	7.25%	30.35%
+20%	7.25%	20.35%
+10%	7.25%	10.35%
+5%	7.25%	5.35%

0%	7.25%	0.35%

	Protection Price Ever Breached?
	NO	YES
-5%	7.25%	2.25%	-4.65%
-10%	7.25%	-2.75%	-9.65%
-20%	7.25%	-12.75%	-19.65%
-30%	7.25%	-22.75%	-29.65%
-40%	7.25%	-32.75%	-39.65%
-50%	7.25%	-42.75%	-49.65%
-60%	7.25%	-52.75%	-59.65%
-70%	7.25%	-62.75%	-69.65%
-80%	N/A	-72.75%	-79.65%
-90%	N/A	-82.75%	-89.65%
-100%	N/A	-92.75%	-99.65%

FWP-32

Merrill Lynch & Co., Inc.

According to publicly available information, Merrill Lynch & Co., Inc. (the “Company”) was formed in 1914 and became a publicly traded company on June 23, 1971. In 1973, the Company created the holding company, ML & Co., a Delaware corporation that, through its subsidiaries, is one of the world’s leading wealth management, capital markets and advisory companies with offices in 37 countries and territories and total client assets of approximately $1.6 trillion at December 29, 2006. As an investment bank, the Company is a leading global trader and underwriter of securities and derivatives across a broad range of asset classes, and it serves as a strategic advisor to corporations, governments, institutions and individuals worldwide. In addition, the Company owns a 45% voting interest and approximately half of the economic interest of BlackRock, Inc., one of the world’s largest publicly traded investment management companies with approximately $1.1 trillion in assets under management at December 31, 2006.

The Company conducts its business from various locations throughout the world. The Company’s world headquarters is located in the World Financial Center in New York City, and its other principal United States business and operational centers are located in New Jersey and Florida. The Company’s major geographic regions of operations include the United States; Europe, the Middle East and Africa (“EMEA”); the Pacific Rim; Canada; and Latin America.

The linked share’s SEC file number is: 1-7182.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$59.84	$33.50	$40.60
December 31, 2001	$54.65	$38.49	$52.12
March 29, 2002	$59.32	$44.15	$55.38
June 28, 2002	$55.20	$36.78	$40.50
September 30, 2002	$40.66	$31.00	$32.95
December 31, 2002	$44.90	$28.21	$37.95
March 31, 2003	$43.75	$30.76	$35.40
June 30, 2003	$49.20	$35.30	$46.68
September 30, 2003	$57.50	$45.84	$53.53
December 31, 2003	$60.47	$53.85	$58.65
March 31, 2004	$64.85	$56.97	$59.56
June 30, 2004	$60.70	$51.35	$53.98
September 30, 2004	$54.32	$47.35	$49.72
December 31, 2004	$61.16	$50.01	$59.77
March 31, 2005	$61.99	$56.01	$56.60
June 30, 2005	$57.50	$52.00	$55.01
September 30, 2005	$61.67	$54.37	$61.35
December 30, 2005	$69.34	$58.65	$67.73
March 31, 2006	$79.32	$67.11	$78.76
June 30, 2006	$81.25	$64.58	$69.56
September 29, 2006	$79.40	$66.69	$78.22
December 29, 2006	$93.93	$77.90	$93.10
March 30, 2007	$98.68	$76.85	$81.67
June 29, 2007	$95.00	$81.18	$83.58
September 7, 2007*	$89.23	$66.95	$73.18

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MER

Initial price: $73.18

Protection level: 75.00%

Protection price: $54.89

Physical delivery amount: 13($1,000/Initial price)

Fractional shares: 0.664936

Coupon: 11.75% per annum

Maturity: March 28, 2008

Dividend yield: 1.79% per annum

Coupon amount monthly: $9.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.875%	100.90%
+90%	5.875%	90.90%
+80%	5.875%	80.90%
+70%	5.875%	70.90%
+60%	5.875%	60.90%
+50%	5.875%	50.90%
+40%	5.875%	40.90%
+30%	5.875%	30.90%
+20%	5.875%	20.90%
+10%	5.875%	10.90%
+5%	5.875%	5.90%

0%	5.875%	0.90%

	Protection Price Ever Breached?
	NO	YES
-5%	5.875%	0.875%	-4.10%
-10%	5.875%	-4.125%	-9.10%
-20%	5.875%	-14.125%	-19.10%
-30%	N/A	-24.125%	-29.10%
-40%	N/A	-34.125%	-39.10%
-50%	N/A	-44.125%	-49.10%
-60%	N/A	-54.125%	-59.10%
-70%	N/A	-64.125%	-69.10%
-80%	N/A	-74.125%	-79.10%
-90%	N/A	-84.125%	-89.10%
-100%	N/A	-94.125%	-99.10%

FWP-33

Micron Technology, Inc

According to publicly available information, Micron Technology, Inc. (the “Company) is a global manufacturer and marketer of semiconductor devices, principally DRAM and NAND Flash memory and CMOS image sensors. The Company operates in two segments, Memory and Imaging. The Memory segment’s primary products are DRAM and NAND Flash, which are key components used in a broad array of electronic applications, including personal computers, workstations, network servers, mobile phones, flash memory cards, USB storage devices, MP3 players and other consumer electronics products. The Company sells primarily to original equipment manufacturers, distributors and retailers located around the world. The Imaging segment’s primary products are CMOS image sensors, which are key components used in a broad array of electronic applications, including mobile phones, digital still cameras, webcams and other consumer, security and automotive applications. The Company’s primary customers are camera module integrators located around the world.

The linked share’s SEC file number is 1-10658.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$44.99	$16.39	$18.83
December 31, 2001	$34.00	$17.20	$31.00
March 29, 2002	$39.50	$29.51	$32.90
June 28, 2002	$34.00	$17.10	$20.22
September 30, 2002	$25.13	$12.20	$12.37
December 31, 2002	$18.00	$9.50	$9.74
March 31, 2003	$11.05	$6.60	$8.14
June 30, 2003	$13.89	$8.01	$11.63
September 30, 2003	$15.55	$11.33	$13.42
December 31, 2003	$15.08	$11.30	$13.47
March 31, 2004	$17.02	$13.64	$16.71
June 30, 2004	$18.25	$13.21	$15.31
September 30, 2004	$15.30	$10.89	$12.03
December 31, 2004	$12.81	$10.95	$12.35
March 31, 2005	$12.42	$10.04	$10.34
June 30, 2005	$11.17	$9.32	$10.21
September 30, 2005	$13.46	$10.11	$13.30
December 30, 2005	$14.82	$12.37	$13.31
March 31, 2006	$17.15	$13.36	$14.72
June 30, 2006	$17.49	$14.80	$15.06
September 29, 2006	$18.65	$14.00	$17.40
December 29, 2006	$18.15	$13.12	$13.96
March 30, 2007	$14.31	$11.22	$12.08
June 29, 2007	$13.26	$10.88	$12.53
September 7, 2007*	$14.20	$10.30	$11.40

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MU

Initial price: $11.40

Protection level: 75.00%

Protection price: $8.55

Physical delivery amount: 87($1,000/Initial price)

Fractional shares: 0.719298

Coupon: 12.25% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.125%	100.00%
+90%	6.125%	90.00%
+80%	6.125%	80.00%
+70%	6.125%	70.00%
+60%	6.125%	60.00%
+50%	6.125%	50.00%
+40%	6.125%	40.00%
+30%	6.125%	30.00%
+20%	6.125%	20.00%
+10%	6.125%	10.00%
+5%	6.125%	5.00%

0%	6.125%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	6.125%	1.125%	-5.00%
-10%	6.125%	-3.875%	-10.00%
-20%	6.125%	-13.875%	-20.00%
-30%	N/A	-23.875%	-30.00%
-40%	N/A	-33.875%	-40.00%
-50%	N/A	-43.875%	-50.00%
-60%	N/A	-53.875%	-60.00%
-70%	N/A	-63.875%	-70.00%
-80%	N/A	-73.875%	-80.00%
-90%	N/A	-83.875%	-90.00%
-100%	N/A	-93.875%	-100.00%

FWP-34

Nabors Industries Ltd.

According to publicly available information, Nabors Industries Ltd. (the “Company”) is an international land drilling contractor, with almost 600 land drilling rigs. The Company conducts oil, gas and geothermal land drilling operations in the U.S. Lower 48 states, Alaska, Canada, South and Central America, the Middle East, the Far East and Africa. The Company is also one of the largest land well-servicing and workover contractors in the United States and Canada. The Company owns approximately 585 land workover and well-servicing rigs in the United States, primarily in the southwestern and western United States, and approximately 215 land workover and well-servicing rigs in Canada. The Company is a leading provider of offshore platform workover and drilling rigs, and owns 43 platform, 21 jack-up units and three barge rigs in the United States and multiple international markets. These rigs provide well-servicing, workover and drilling services. The Company has a 50% ownership interest in a joint venture in Saudi Arabia, which owns 18 rigs.

The Company also offers a wide range of ancillary well-site services, including engineering, transportation, construction, maintenance, well logging, directional drilling, rig instrumentation, data collection and other support services in selected domestic and international markets. The Company time charters a fleet of 29 marine transportation and supply vessels, which provide transportation of drilling materials, supplies and crews for offshore operations. During the first quarter of 2006, the Company began to offer logistics services for onshore drilling and well-servicing operations in Canada using helicopters and fixed-winged aircraft purchased from Airborne Energy Solutions Ltd. The Company manufactures and leases or sells top drives for a broad range of drilling applications, directional drilling systems, rig instrumentation and data collection equipment, and rig reporting software. The Company has also made selective investments in oil and gas exploration, development and production activities.

The linked share’s SEC file number is 001-32657.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	NA	NA	NA
September 30, 2005	NA	NA	NA
December 30, 2005	$39.94	$31.89	$37.88
March 31, 2006	$41.28	$31.37	$35.79
June 30, 2006	$40.71	$29.75	$33.79
September 29, 2006	$36.04	$28.35	$29.75
December 29, 2006	$34.62	$27.26	$29.78
March 30, 2007	$32.74	$27.68	$29.67
June 29, 2007	$36.42	$29.59	$33.38
September 7, 2007*	$33.80	$27.05	$30.40

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NBR

Initial price: $30.40

Protection level: 80.00%

Protection price: $24.32

Physical delivery amount: 32($1,000/Initial price)

Fractional shares: 0.894737

Coupon: 10.25% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $8.54

FWP-35

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.125%	100.00%
+90%	5.125%	90.00%
+80%	5.125%	80.00%
+70%	5.125%	70.00%
+60%	5.125%	60.00%
+50%	5.125%	50.00%
+40%	5.125%	40.00%
+30%	5.125%	30.00%
+20%	5.125%	20.00%
+10%	5.125%	10.00%
+5%	5.125%	5.00%

0%	5.125%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-5.00%
-10%	5.125%	-4.875%	-10.00%
-20%	5.125%	-14.875%	-20.00%
-30%	N/A	-24.875%	-30.00%
-40%	N/A	-34.875%	-40.00%
-50%	N/A	-44.875%	-50.00%
-60%	N/A	-54.875%	-60.00%
-70%	N/A	-64.875%	-70.00%
-80%	N/A	-74.875%	-80.00%
-90%	N/A	-84.875%	-90.00%
-100%	N/A	-94.875%	-100.00%

FWP-36

Netflix, Inc.

According to publicly available information, Netflix, Inc. (the “Company”) is an online movie rental subscription service providing more than 6,300,000 subscribers access to a comprehensive library of more than 70,000 movie, television and other filmed entertainment titles. The Company offers a variety of subscription plans, starting at $4.99 a month. There are no due dates, no late fees and no shipping fees. Subscribers select titles at the Company’s website aided by its proprietary recommendation service, receive them on DVD by U.S. mail and return them to the Company at their convenience using its prepaid mailers. After a DVD has been returned, the Company mails the next available DVD in a subscriber’s queue.

The linked share’s SEC file number is 000-49802.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	$8.70	$5.90	$7.00
September 30, 2002	$9.10	$4.83	$4.85
December 31, 2002	$6.50	$2.43	$5.51
March 31, 2003	$11.17	$5.34	$10.18
June 30, 2003	$13.18	$9.03	$12.78
September 30, 2003	$20.12	$11.28	$16.81
December 31, 2003	$30.50	$16.70	$27.35
March 31, 2004	$39.77	$26.90	$34.12
June 30, 2004	$38.62	$25.17	$35.95
September 30, 2004	$36.07	$13.85	$15.42
December 31, 2004	$19.60	$9.25	$12.33
March 31, 2005	$13.12	$8.91	$10.85
June 30, 2005	$19.27	$10.51	$16.41
September 30, 2005	$26.65	$16.00	$25.99
December 30, 2005	$30.25	$22.55	$27.06
March 31, 2006	$29.92	$23.09	$28.99
June 30, 2006	$33.12	$25.80	$27.21
September 29, 2006	$27.56	$18.14	$22.78
December 29, 2006	$30.00	$21.95	$25.86
March 30, 2007	$26.80	$20.30	$23.19
June 29, 2007	$25.99	$19.05	$19.39
September 7, 2007*	$20.84	$15.62	$18.04

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NFLX

Initial price: $18.04

Protection level: 75.00%

Protection price: $13.53

Physical delivery amount: 55($1,000/Initial price)

Fractional shares: 0.432373

Coupon: 16.25% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $13.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.125%	100.00%
+90%	8.125%	90.00%
+80%	8.125%	80.00%
+70%	8.125%	70.00%
+60%	8.125%	60.00%
+50%	8.125%	50.00%
+40%	8.125%	40.00%
+30%	8.125%	30.00%
+20%	8.125%	20.00%
+10%	8.125%	10.00%
+5%	8.125%	5.00%

0%	8.125%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	8.125%	3.125%	-5.00%
-10%	8.125%	-1.875%	-10.00%
-20%	8.125%	-11.875%	-20.00%
-30%	N/A	-21.875%	-30.00%
-40%	N/A	-31.875%	-40.00%
-50%	N/A	-41.875%	-50.00%
-60%	N/A	-51.875%	-60.00%
-70%	N/A	-61.875%	-70.00%
-80%	N/A	-71.875%	-80.00%
-90%	N/A	-81.875%	-90.00%
-100%	N/A	-91.875%	-100.00%

FWP-37

NutriSystem Inc.

According to publicly available information, NutriSystem Inc. (the “Company”) is a leading marketer and provider of a weight management system based on a portion-controlled, prepared meal program. Typically, its customers purchase monthly food packages containing a 28-day supply of breakfasts, lunches, dinners and desserts, which they supplement with fresh milk, fruit and vegetables. As part of its weight management program, the Company provides online and telephone counselling and support to its customers using its trained diet counsellors.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	NA	NA	NA
December 31, 2001	NA	NA	NA
March 29, 2002	NA	NA	NA
June 28, 2002	NA	NA	NA
September 30, 2002	NA	NA	NA
December 31, 2002	NA	NA	NA
March 31, 2003	NA	NA	NA
June 30, 2003	NA	NA	NA
September 30, 2003	NA	NA	NA
December 31, 2003	NA	NA	NA
March 31, 2004	NA	NA	NA
June 30, 2004	NA	NA	NA
September 30, 2004	NA	NA	NA
December 31, 2004	NA	NA	NA
March 31, 2005	NA	NA	NA
June 30, 2005	$15.00	$13.00	$14.76
September 30, 2005	$25.25	$14.52	$25.02
December 30, 2005	$44.15	$25.30	$36.02
March 31, 2006	$50.00	$33.91	$47.52
June 30, 2006	$76.33	$44.14	$62.13
September 29, 2006	$68.11	$45.46	$62.29
December 29, 2006	$76.19	$58.45	$63.39
March 30, 2007	$68.24	$40.82	$52.41
June 29, 2007	$70.00	$52.07	$69.84
September 7, 2007*	$74.09	$46.50	$56.96

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NTRI

Initial price: $56.96

Protection level: 70.00%

Protection price: $39.87

Physical delivery amount: 17($1,000/Initial price)

Fractional shares: 0.556180

Coupon: 18.00% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $15.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	9.00%	100.00%
+90%	9.00%	90.00%
+80%	9.00%	80.00%
+70%	9.00%	70.00%
+60%	9.00%	60.00%
+50%	9.00%	50.00%
+40%	9.00%	40.00%
+30%	9.00%	30.00%
+20%	9.00%	20.00%
+10%	9.00%	10.00%
+5%	9.00%	5.00%

0%	9.00%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	9.00%	4.00%	-5.00%
-10%	9.00%	-1.00%	-10.00%
-20%	9.00%	-11.00%	-20.00%
-30%	9.00%	-21.00%	-30.00%
-40%	N/A	-31.00%	-40.00%
-50%	N/A	-41.00%	-50.00%
-60%	N/A	-51.00%	-60.00%
-70%	N/A	-61.00%	-70.00%
-80%	N/A	-71.00%	-80.00%
-90%	N/A	-81.00%	-90.00%
-100%	N/A	-91.00%	-100.00%

FWP-38

QUALCOMM Incorporated

According to publicly available information, QUALCOMM Incorporated (the “Company”) publicly introduced in 1989 the concept that a digital communication technique called CDMA could be commercially successful in wireless communication applications. CDMA stands for Code Division Multiple Access and is one of the main technologies currently used in digital wireless communications networks. CDMA and the other main digital wireless communications technologies, TDMA (which stands for Time Division Multiple Access) and GSM (which is a form of TDMA and stands for Global System for Mobile Communications) are the digital technologies used to transmit a wireless phone user’s voice or data over radio waves using the wireless phone operator’s network. The Company generates revenues by licensing portions of its intellectual property to other manufacturers of wireless products (such as wireless phones and the hardware required to establish and operate a wireless network).

The Company was incorporated in 1985 under the laws of the state of California. In 1991, it reincorporated in the state of Delaware.

The linked share’s SEC file number is 0-19528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$34.44	$21.30	$23.77
December 31, 2001	$31.25	$19.16	$25.25
March 29, 2002	$26.67	$15.52	$18.82
June 28, 2002	$20.18	$12.25	$13.75
September 30, 2002	$15.70	$11.61	$13.81
December 31, 2002	$21.45	$13.67	$18.20
March 31, 2003	$19.96	$16.32	$18.03
June 30, 2003	$19.09	$14.79	$17.88
September 30, 2003	$23.02	$17.17	$20.82
December 31, 2003	$27.43	$20.50	$26.97
March 31, 2004	$33.49	$26.67	$33.21
June 30, 2004	$36.67	$30.90	$36.49
September 30, 2004	$41.00	$33.66	$39.04
December 31, 2004	$44.99	$37.78	$42.40
March 31, 2005	$43.71	$33.99	$36.65
June 30, 2005	$38.46	$32.08	$33.01
September 30, 2005	$45.05	$32.98	$44.75
December 30, 2005	$46.59	$39.02	$43.08
March 31, 2006	$51.75	$42.91	$50.61
June 30, 2006	$53.01	$38.54	$40.07
September 29, 2006	$39.72	$32.76	$36.35
December 29, 2006	$40.99	$34.10	$37.79
March 30, 2007	$44.12	$36.80	$42.66
June 29, 2007	$47.72	$40.98	$43.39
September 7, 2007*	$45.57	$35.23	$37.89

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: QCOM

Initial price: $37.89

Protection level: 75.00%

Protection price: $28.42

Physical delivery amount: 26($1,000/Initial price)

Fractional shares: 0.392188

Coupon: 11.50% per annum

Maturity: March 28, 2008

Dividend yield: 1.41% per annum

Coupon amount monthly: $9.58

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.75%	100.71%
+90%	5.75%	90.71%
+80%	5.75%	80.71%
+70%	5.75%	70.71%
+60%	5.75%	60.71%
+50%	5.75%	50.71%
+40%	5.75%	40.71%
+30%	5.75%	30.71%
+20%	5.75%	20.71%
+10%	5.75%	10.71%
+5%	5.75%	5.71%

0%	5.75%	0.71%

	Protection Price Ever Breached?
	NO	YES
-5%	5.75%	0.75%	-4.29%
-10%	5.75%	-4.25%	-9.29%
-20%	5.75%	-14.25%	-19.29%
-30%	N/A	-24.25%	-29.29%
-40%	N/A	-34.25%	-39.29%
-50%	N/A	-44.25%	-49.29%
-60%	N/A	-54.25%	-59.29%
-70%	N/A	-64.25%	-69.29%
-80%	N/A	-74.25%	-79.29%
-90%	N/A	-84.25%	-89.29%
-100%	N/A	-94.25%	-99.29%

FWP-39

Saks Incorporated

According to publicly available information, Saks Incorporated (the “Company”) is a Tennessee corporation first incorporated in 1919. The Company’s subsidiaries consist of Saks Fifth Avenue (“SFA”), Off Fifth and Club Libby Lu (“CLL”).

SFA stores are principally free-standing stores in exclusive shopping destinations or anchor stores in upscale regional malls, and the stores typically offer a wide assortment of distinctive luxury fashion apparel, shoes, accessories, jewelry, cosmetics and gifts. Off Fifth is intended to be the premier luxury off-price retailer in the United States and provides an outlet for the sale of end-of-season clearance merchandise. Off Fifth stores are primarily located in upscale mixed-use and off-price centers and offer luxury apparel, shoes, accessories, cosmetics and decorative home furnishings, targeting the value-conscious customer. CLL consists of mall-based specialty stores, targeting girls aged 4-12 years old. As of February 3, 2007, the Company operated 54 SFA stores with 6.0 million square feet, 49 Off 5th units with 1.4 million square feet, and 87 CLL specialty stores, which includes 62 standalone stores and 25 store-in-stores in the former SDSG businesses, with 0.1 million square feet. CLL revenues totaled approximately $52 million in 2006.

The linked share’s SEC file number is 001-13113.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$11.30	$4.60	$5.00
December 31, 2001	$10.33	$4.63	$9.34
March 29, 2002	$14.37	$8.95	$13.15
June 28, 2002	$15.75	$11.92	$12.84
September 30, 2002	$13.03	$8.55	$10.53
December 31, 2002	$14.17	$8.85	$11.74
March 31, 2003	$12.24	$6.66	$7.69
June 30, 2003	$9.99	$7.26	$9.70
September 30, 2003	$12.92	$9.63	$11.53
December 31, 2003	$15.81	$11.50	$15.04
March 31, 2004	$17.88	$14.60	$17.60
June 30, 2004	$17.92	$13.70	$15.00
September 30, 2004	$15.01	$11.67	$12.05
December 31, 2004	$15.00	$11.71	$14.51
March 31, 2005	$18.20	$13.41	$18.05
June 30, 2005	$19.27	$16.46	$18.97
September 30, 2005	$24.58	$17.76	$18.50
December 30, 2005	$18.88	$15.73	$16.86
March 31, 2006	$20.48	$16.45	$19.30
June 30, 2006	$20.59	$15.04	$16.17
September 29, 2006	$17.47	$14.10	$17.28
December 29, 2006	$21.00	$16.46	$17.82
March 30, 2007	$21.17	$17.43	$20.84
June 29, 2007	$23.25	$19.00	$21.35
September 7, 2007*	$22.05	$14.38	$15.75

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SKS

Initial price: $15.75

Protection level: 75.00%

Protection price: $11.81

Physical delivery amount: 63($1,000/Initial price)

Fractional shares: 0.492063

Coupon: 11.25% per annum

Maturity: March 28, 2008

Dividend yield: 26.21% per annum

Coupon amount monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.625%	113.11%
+90%	5.625%	103.11%
+80%	5.625%	93.11%
+70%	5.625%	83.11%
+60%	5.625%	73.11%
+50%	5.625%	63.11%
+40%	5.625%	53.11%
+30%	5.625%	43.11%
+20%	5.625%	33.11%
+10%	5.625%	23.11%
+5%	5.625%	18.11%

0%	5.625%	13.11%

	Protection Price Ever Breached?
	NO	YES
-5%	5.625%	0.625%	8.11%
-10%	5.625%	-4.375%	3.11%
-20%	5.625%	-14.375%	-6.89%
-30%	N/A	-24.375%	-16.89%
-40%	N/A	-34.375%	-26.89%
-50%	N/A	-44.375%	-36.89%
-60%	N/A	-54.375%	-46.89%
-70%	N/A	-64.375%	-56.89%
-80%	N/A	-74.375%	-66.89%
-90%	N/A	-84.375%	-76.89%
-100%	N/A	-94.375%	-86.89%

FWP-40

Schlumberger N.V. (Schlumberger Limited)

According to publicly available information, Schlumberger N.V. (Schlumberger Limited) (the “Company”), founded in 1926, the Company is an oilfield services company, supplying technology, project management and information solutions that optimize performance in the oil and gas industry. As of December 31, 2006, the Company employed approximately 70,000 people of over 140 nationalities operating in approximately 80 countries. The Company has principal executive offices in Houston, Paris, and The Hague and consists of two business segments—Schlumberger Oilfield Services and WesternGeco. Schlumberger Oilfield Services is an oilfield services company supplying a wide range of technology services and solutions to the international petroleum industry. WesternGeco is a technologically advanced surface seismic company.

The linked share’s SEC file number is 1-4601.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$28.45	$20.42	$22.85
December 31, 2001	$28.37	$21.03	$27.48
March 29, 2002	$31.22	$24.58	$29.41
June 28, 2002	$29.90	$23.15	$23.25
September 30, 2002	$23.70	$17.93	$19.23
December 31, 2002	$23.43	$16.70	$21.05
March 31, 2003	$21.67	$17.82	$19.01
June 30, 2003	$25.08	$18.51	$23.79
September 30, 2003	$26.05	$22.25	$24.20
December 31, 2003	$28.12	$22.74	$27.36
March 31, 2004	$33.38	$26.27	$31.93
June 30, 2004	$32.35	$27.38	$31.76
September 30, 2004	$33.93	$29.33	$33.66
December 31, 2004	$34.94	$30.51	$33.48
March 31, 2005	$39.16	$31.58	$35.24
June 30, 2005	$39.23	$32.31	$37.97
September 30, 2005	$43.90	$37.43	$42.19
December 30, 2005	$51.49	$38.66	$48.58
March 31, 2006	$65.87	$49.20	$63.29
June 30, 2006	$73.87	$54.12	$65.11
September 29, 2006	$68.54	$54.24	$62.03
December 29, 2006	$69.30	$56.85	$63.16
March 30, 2007	$71.17	$56.31	$69.10
June 29, 2007	$89.20	$68.25	$84.94
September 7, 2007*	$101.20	$81.30	$97.47

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLB

Initial price: $97.47

Protection level: 80.00%

Protection price: $77.98

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.259567

Coupon: 12.50% per annum

Maturity: March 28, 2008

Dividend yield: 0.66% per annum

Coupon amount monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	6.25%	100.33%
+90%	6.25%	90.33%
+80%	6.25%	80.33%
+70%	6.25%	70.33%
+60%	6.25%	60.33%
+50%	6.25%	50.33%
+40%	6.25%	40.33%
+30%	6.25%	30.33%
+20%	6.25%	20.33%
+10%	6.25%	10.33%
+5%	6.25%	5.33%

0%	6.25%	0.33%

	Protection Price Ever Breached?
	NO	YES
-5%	6.25%	1.25%	-4.67%
-10%	6.25%	-3.75%	-9.67%
-20%	6.25%	-13.75%	-19.67%
-30%	N/A	-23.75%	-29.67%
-40%	N/A	-33.75%	-39.67%
-50%	N/A	-43.75%	-49.67%
-60%	N/A	-53.75%	-59.67%
-70%	N/A	-63.75%	-69.67%
-80%	N/A	-73.75%	-79.67%
-90%	N/A	-83.75%	-89.67%
-100%	N/A	-93.75%	-99.67%

FWP-41

SanDisk Corporation

According to publicly available information, SanDisk Corporation (the “Company”) designs, develops, markets and manufactures products and solutions in a variety of form factors using flash memory, controller, and firmware technologies. The Company sources the vast majority of their flash memory supply through its venture relationships with Toshiba that provide the Company with leading edge and low cost memory wafers. Its products are used in a wide range of consumer electronics devices such as digital cameras, mobile phones, Universal Serial Bus drives, or USB drives, gaming consoles, MP3 players and other digital devices. The Company’s products are also embedded in a variety of systems for the enterprise, industrial, military and other markets. Flash storage technology allows data to be stored in a low-power consumption format, as well as a durable and compact format that retains the data after the power has been turned off. On November 19, 2006, the Company closed the acquisition of msystems, Ltd., or msystems, an Israeli-based semiconductor company with a broad embedded NAND product portfolio, deep firmware expertise, and extensive OEM relationships.

The linked share’s SEC file number is 0-26734.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$13.97	$4.31	$4.93
December 31, 2001	$9.15	$4.53	$7.20
March 29, 2002	$11.11	$6.22	$10.85
June 28, 2002	$11.70	$4.80	$6.20
September 30, 2002	$9.05	$5.53	$6.56
December 31, 2002	$14.60	$6.00	$10.15
March 31, 2003	$12.20	$7.40	$8.41
June 30, 2003	$21.10	$8.21	$20.18
September 30, 2003	$34.08	$19.75	$31.87
December 31, 2003	$43.15	$26.60	$30.57
March 31, 2004	$36.34	$23.49	$28.37
June 30, 2004	$33.25	$19.79	$21.69
September 30, 2004	$29.60	$19.29	$29.12
December 31, 2004	$31.95	$19.67	$24.97
March 31, 2005	$28.42	$20.25	$27.80
June 30, 2005	$29.03	$23.56	$23.73
September 30, 2005	$48.58	$23.41	$48.25
December 30, 2005	$65.49	$45.69	$62.82
March 31, 2006	$79.80	$52.16	$57.52
June 30, 2006	$66.20	$49.18	$50.98
September 29, 2006	$60.94	$37.34	$53.54
December 29, 2006	$62.24	$42.00	$43.03
March 30, 2007	$46.24	$35.82	$43.80
June 29, 2007	$49.61	$41.48	$48.94
September 7, 2007*	$59.75	$47.14	$52.93

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SNDK

Initial price: $52.93

Protection level: 80.00%

Protection price: $42.34

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.892877

Coupon: 18.25% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $15.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	9.125%	100.00%
+90%	9.125%	90.00%
+80%	9.125%	80.00%
+70%	9.125%	70.00%
+60%	9.125%	60.00%
+50%	9.125%	50.00%
+40%	9.125%	40.00%
+30%	9.125%	30.00%
+20%	9.125%	20.00%
+10%	9.125%	10.00%
+5%	9.125%	5.00%

0%	9.125%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	9.125%	4.125%	-5.00%
-10%	9.125%	-0.875%	-10.00%
-20%	9.125%	-10.875%	-20.00%
-30%	N/A	-20.875%	-30.00%
-40%	N/A	-30.875%	-40.00%
-50%	N/A	-40.875%	-50.00%
-60%	N/A	-50.875%	-60.00%
-70%	N/A	-60.875%	-70.00%
-80%	N/A	-70.875%	-80.00%
-90%	N/A	-80.875%	-90.00%
-100%	N/A	-90.875%	-100.00%

FWP-42

Tellabs, Inc.

According to publicly available information, Tellabs, Inc. (the “Company”) was incorporated in 1975 as an Illinois corporation. In 1992, the Company’s shareholders approved the formation of a holding company structure. Under that new structure the shareholders of Tellabs, Inc., an Illinois corporation, became the shareholders of a new holding company, Tellabs, Inc., a Delaware corporation. The Company’s goal is to advance communications networks to meet the changing needs of users. The Company works towards that goal by designing and marketing equipment to telecommunications service providers worldwide. The Company also provides deployment and professional services to support its products.

The Company’s products and services enable its customers to deliver wireline and wireless voice, data and video services to business and residential customers. The Company sells its products domestically and internationally (both under the Tellabs brand and under private labels) through its field sales force and selected distributors. The Company’s customer base includes incumbent local exchange carriers (ILECs), wireless service providers, independent operating companies (IOCs), local telephone administrations (PTTs or post, telephone and telegraph administrations), original equipment manufacturers (OEMs), cable operators, alternate service providers, competitive local exchange carriers (CLECs), Internet service providers, government agencies and system integrators.

The linked share’s SEC file number is: 0-9692.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$19.35	$9.56	$9.88
December 31, 2001	$18.28	$8.98	$14.96
March 29, 2002	$17.47	$10.10	$10.47
June 28, 2002	$10.65	$5.54	$6.20
September 30, 2002	$7.64	$4.00	$4.07
December 31, 2002	$10.11	$4.15	$7.27
March 31, 2003	$9.73	$5.40	$5.79
June 30, 2003	$8.74	$5.52	$6.57
September 30, 2003	$8.27	$5.86	$6.79
December 31, 2003	$8.80	$6.77	$8.43
March 31, 2004	$11.37	$8.05	$8.63
June 30, 2004	$10.01	$7.63	$8.74
September 30, 2004	$10.32	$7.40	$9.19
December 31, 2004	$9.58	$7.87	$8.59
March 31, 2005	$9.28	$6.88	$7.30
June 30, 2005	$9.15	$6.56	$8.70
September 30, 2005	$10.60	$8.40	$10.52
December 30, 2005	$11.48	$8.73	$10.90
March 31, 2006	$16.01	$10.43	$15.90
June 30, 2006	$17.28	$12.69	$13.31
September 29, 2006	$13.52	$8.84	$10.96
December 29, 2006	$11.74	$9.61	$10.26
March 30, 2007	$11.11	$9.73	$9.90
June 29, 2007	$11.44	$9.56	$10.76
September 7, 2007*	$13.67	$9.40	$10.57

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TLAB

Initial price: $10.57

Protection level: 75.00%

Protection price: $7.93

Physical delivery amount: 94($1,000/Initial price)

Fractional shares: 0.607379

Coupon: 10.25% per annum

Maturity: March 28, 2008

Dividend yield: N/A

Coupon amount monthly: $8.54

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.125%	100.00%
+90%	5.125%	90.00%
+80%	5.125%	80.00%
+70%	5.125%	70.00%
+60%	5.125%	60.00%
+50%	5.125%	50.00%
+40%	5.125%	40.00%
+30%	5.125%	30.00%
+20%	5.125%	20.00%
+10%	5.125%	10.00%
+5%	5.125%	5.00%

0%	5.125%	0.00%

	Protection Price Ever Breached?
	NO	YES
-5%	5.125%	0.125%	-5.00%
-10%	5.125%	-4.875%	-10.00%
-20%	5.125%	-14.875%	-20.00%
-30%	N/A	-24.875%	-30.00%
-40%	N/A	-34.875%	-40.00%
-50%	N/A	-44.875%	-50.00%
-60%	N/A	-54.875%	-60.00%
-70%	N/A	-64.875%	-70.00%
-80%	N/A	-74.875%	-80.00%
-90%	N/A	-84.875%	-90.00%
-100%	N/A	-94.875%	-100.00%

FWP-43

Washington Mutual, Inc

According to publicly available information, Washington Mutual, Inc. (the “Company”) is a consumer and small business banking company. The Company accepts deposits from the general public, originate, purchase, service and sell home loans, credit card, home equity, multi-family and other commercial real estate loans, and, to a lesser extent, engage in certain commercial banking activities such as providing credit facilities and cash management and deposit services. The Company lends to both prime and subprime borrowers. It also markets annuities and other insurance products, and offers securities brokerage services. In 2006, the Company sold its mutual fund management business.

The linked share’s SEC file number is 001-14667.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$42.98	$33.75	$38.48
December 31, 2001	$39.15	$26.52	$32.70
March 29, 2002	$35.50	$31.58	$33.13
June 28, 2002	$39.98	$32.54	$37.11
September 30, 2002	$38.65	$30.31	$31.47
December 31, 2002	$37.40	$27.84	$34.53
March 31, 2003	$36.95	$32.40	$35.27
June 30, 2003	$43.99	$35.05	$41.30
September 30, 2003	$42.95	$36.84	$39.37
December 31, 2003	$46.85	$38.05	$40.12
March 31, 2004	$45.47	$39.49	$42.71
June 30, 2004	$44.70	$37.40	$38.64
September 30, 2004	$40.40	$37.55	$39.08
December 31, 2004	$42.50	$37.53	$42.28
March 31, 2005	$42.80	$38.74	$39.50
June 30, 2005	$42.95	$37.75	$40.69
September 30, 2005	$43.90	$39.12	$39.22
December 30, 2005	$45.04	$36.64	$43.50
March 31, 2006	$45.57	$41.57	$42.62
June 30, 2006	$46.94	$42.44	$45.58
September 29, 2006	$46.79	$41.03	$43.47
December 29, 2006	$46.38	$42.03	$45.49
March 30, 2007	$46.02	$38.73	$40.38
June 29, 2007	$44.60	$38.76	$42.64
September 7, 2007*	$43.85	$31.27	$35.02

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WM

Initial price: $35.02

Protection level: 70.00%

Protection price: $24.51

Physical delivery amount: 28($1,000/Initial price)

Fractional shares: 0.555111

Coupon: 16.00% per annum

Maturity: March 28, 2008

Dividend yield: 6.28% per annum

Coupon amount monthly: $13.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	8.00%	103.14%
+90%	8.00%	93.14%
+80%	8.00%	83.14%
+70%	8.00%	73.14%
+60%	8.00%	63.14%
+50%	8.00%	53.14%
+40%	8.00%	43.14%
+30%	8.00%	33.14%
+20%	8.00%	23.14%
+10%	8.00%	13.14%
+5%	8.00%	8.14%

0%	8.00%	3.14%

	Protection Price Ever Breached?
	NO	YES
-5%	8.00%	3.00%	-1.86%
-10%	8.00%	-2.00%	-6.86%
-20%	8.00%	-12.00%	-16.86%
-30%	8.00%	-22.00%	-26.86%
-40%	N/A	-32.00%	-36.86%
-50%	N/A	-42.00%	-46.86%
-60%	N/A	-52.00%	-56.86%
-70%	N/A	-62.00%	-66.86%
-80%	N/A	-72.00%	-76.86%
-90%	N/A	-82.00%	-86.86%
-100%	N/A	-92.00%	-96.86%

FWP-44

Exxon Mobil Corporation

According to publicly available information, Exxon Mobil Corporation (the “Company”), formerly named Exxon Corporation, was incorporated in the State of New Jersey in 1882. Divisions and affiliated companies of the Company operate or market products in the United States and most other countries of the world. The Company’s principal business is energy, involving exploration for, and production of, crude oil and natural gas, manufacture of petroleum products and transportation and sale of crude oil, natural gas and petroleum products. The company is a major manufacturer and marketer of commodity petrochemicals, including olefins, aromatics, polyethylene and polypropylene plastics and a wide variety of specialty products. The Company also has interests in electric power generation facilities. Affiliates of the Company conduct extensive research programs in support of these businesses.

The linked share’s SEC file number is 001-02256.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$44.40	$35.01	$39.40
December 31, 2001	$42.70	$36.41	$39.30
March 29, 2002	$44.29	$37.80	$43.83
June 28, 2002	$44.54	$38.50	$40.92
September 30, 2002	$41.10	$29.86	$31.90
December 31, 2002	$36.50	$32.03	$34.94
March 31, 2003	$36.60	$31.58	$34.95
June 30, 2003	$38.45	$34.20	$35.91
September 30, 2003	$38.50	$34.90	$36.60
December 31, 2003	$41.13	$35.05	$41.00
March 31, 2004	$43.40	$39.91	$41.59
June 30, 2004	$45.53	$41.46	$44.41
September 30, 2004	$49.62	$44.20	$48.33
December 31, 2004	$52.05	$48.20	$51.26
March 31, 2005	$64.35	$49.25	$59.60
June 30, 2005	$61.72	$52.80	$57.47
September 30, 2005	$65.96	$57.60	$63.54
December 30, 2005	$63.89	$54.51	$56.17
March 31, 2006	$63.95	$56.87	$60.86
June 30, 2006	$65.00	$56.65	$61.35
September 29, 2006	$71.22	$61.64	$67.10
December 29, 2006	$79.00	$64.84	$76.63
March 30, 2007	$76.35	$69.02	$75.45
June 29, 2007	$86.58	$75.28	$83.88
September 7, 2007*	$93.62	$78.76	$85.75

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 7, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: XOM

Initial price: $85.75

Protection level: 85.00%

Protection price: $72.89

Physical delivery amount: 11($1,000/Initial price)

Fractional shares: 0.661808

Coupon: 10.50% per annum

Maturity: March 28, 2008

Dividend yield: 1.58% per annum

Coupon amount monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes	Direct Investment in the Linked Shares
+100%	5.25%	100.79%
+90%	5.25%	90.79%
+80%	5.25%	80.79%
+70%	5.25%	70.79%
+60%	5.25%	60.79%
+50%	5.25%	50.79%
+40%	5.25%	40.79%
+30%	5.25%	30.79%
+20%	5.25%	20.79%
+10%	5.25%	10.79%
+5%	5.25%	5.79%

0%	5.25%	0.79%

	Protection Price Ever Breached?
	NO	YES
-5%	5.25%	0.25%	-4.21%
-10%	5.25%	-4.75%	-9.21%
-20%	N/A	-14.75%	-19.21%
-30%	N/A	-24.75%	-29.21%
-40%	N/A	-34.75%	-39.21%
-50%	N/A	-44.75%	-49.21%
-60%	N/A	-54.75%	-59.21%
-70%	N/A	-64.75%	-69.21%
-80%	N/A	-74.75%	-79.21%
-90%	N/A	-84.75%	-89.21%
-100%	N/A	-94.75%	-99.21%

FWP-45